Exhibit 10.1

PURCHASE AND SALE AGREEMENT

September 3, 2017

1

PURCHASE AND SALE AGREEMENT

Table of Contents

Article 1 AGREEMENt TO PURCHASE2

Section 1.1	The Property2
Section 1.2	Purchase Price3
Section 1.3	Payment of Purchase Price4
Section 1.4	Loan Assumption6

Article 2 ESCROW 7

Section 2.1	Opening of Escrow7
Section 2.2	Closing Date8
Section 2.3	Escrow Instructions9
Section 2.4	Conveyance of Title9
Section 2.5	Conditions to Buyer’s Obligations to Purchase10
Section 2.6	Conditions to Seller’s Obligation to Sell12
Section 2.7	Delivery of Documents by Escrow Holder13

Article 3 Inspections and review14

Section 3.1	Access to Books and Records; Items to be Inspected and Revewied by Buyer14
Section 3.2	Physical Inspection15
Section 3.3	Approval of Title16

Article 4 PRORATIONS, CLOSING COSTS, AND DEPOSITS18

Section 4.1	Proration of Taxes18
Section 4.2	Assumable Loans18
Section 4.3	Proration of Rents18
Section 4.4	Deposits19
Section 4.5	Utilities19
Section 4.6	Property Contracts19
Section 4.7	Insurance19
Section 4.8	Other19
Section 4.9	Closing Costs19
Section 4.10	Closing Statement20
Section 4.11	Liquidated Damages20
Section 4.12	Breach by Seller21

(i)

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Section 4.13	General21

Article 4 as-is purchase; release; representations and warranties 21

Section 5.1	Disclaimer; Live Oak Repairs21
Section 5.2	Release and Waiver24
Section 5.3	Waiver of General Release Defenses24
Section 5.4	Natural Hazards24
Section 5.5	Lead Warning Statement25
Section 5.6	Radon25
Section 5.7	Survival25
Section 5.8	Representations25
Section 5.9	Representations and Warranties of Seller26

Article 6 miscellaneous31

Section 6.1	Covenants of Seller Pending Closing31
Section 6.2	Risk of Physical Loss33
Section 6.3	Condemnation34
Section 6.4	Inentionally Omitted34
Section 6.5	Attorney’s Fees34
Section 6.6	Waiver of Jury Trial34
Section 6.7	Notices34
Section 6.8	Entire Agreement35
Section 6.9	Successors35
Section 6.10	Assignment35
Section 6.11	Governing Law; Jurisdiction36
Section 6.12	Headings36
Section 6.13	Time36
Section 6.14	Time Period Communications36
Section 6.15	Counterparts36
Section 6.16	Brokerage Commissions37
Section 6.17	Information Report37
Section 6.18	Independent Counsel37
Section 6.19	Acceptance of Deed37
Section 6.20	Buyer’s Delivery of Work Product37
Section 6.21	Intentionally Omitted38
Section 6.22	No Third Party Beneficiary38
Section 6.23	Limited Liability38
Section 6.24	Seller’s Maximum Aggregate Liability; Minimum Claim38
Section 6.25	Conditions to Closing39
Section 6.26	Incorporation39

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List of Schedules and Exhibits

Exhibit A-1:Legal Description – Live Oak Property

Exhibit A-2:Legal Description – Tides Property

Exhibit A-3:Legal Description – Tides Vacant Land Property

Exhibit A-4:Legal Description – Cherry Grove Property

Exhibit A-5:Legal Description – Brunswick Point Property

Exhibit A-6:Legal Description – Creekside Property

Exhibit A-7:Legal Description – Schirm Farms Property

Exhibit A-8:Legal Description – Hartshire Property

Exhibit A-9:Legal Description – Kensington Property

Exhibit A-10:Legal Description – Riverchase Property

Exhibit B-1:Loan Documents – Hartshire Seller

Exhibit B-2:Loan Documents – Brunswick Point Seller

Exhibit B-3:Loan Documents – Creekside Seller

Exhibit C:Defeased Loans

Exhibit D-1:Deed – Brunswick Point

Exhibit D-2:Deed – Cherry Grove

Exhibit D-3:Deed -  Creekside

Exhibit D-4:Deed – Live Oak

Exhibit D-5:Deed – Tides and Tides Vacant Land

Exhibit E:Original Assignment of Leases

Exhibit F:Original Assignment of Contracts

Exhibit G:Original Bill of Sale

Exhibit H:Due Diligence Items

Exhibit I:Inventory of Personal Property

Exhibit J:Intentionally Omitted

Exhibit K:Form of Assignment and Assumption of Limited Liability Company Interest

Exhibit L:Form of Survey Affidavit of No Change

Exhibit M:Form of Non-Imputation Affidavit

Exhibit N:Form of Auditor Representation Letter

Schedule 1:Selling Entities and Real Property

Schedule 4.9(c):Transfer/Documentary Stamp Tax, Title Premium and Search and Exam Fee Allocations

Schedule 5.1(c):Live Oak Repairs

Schedule 5.9(b):IN/OH Property Owner’s Organizational Documents

Schedule 5.9(h):Pending Litigation

Schedule 5.9(k)-1:Rent Roll

Schedule 5.9(k)-2:Arrearage Report

Schedule 5.9(l):Property Contracts

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Execution Copy

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the 3rd day of September, 2017 (the “Effective Date”), by and between THE ENTITIES LISTED ON SCHEDULE 1 ATTACHED HERETO, each a Delaware limited liability company, with an address c/o Hamilton Point Investments LLC, 2 Huntley Road, Old Lyme, Connecticut 06371 (individually and collectively as the context may require, “Property Seller”), HPI REAL ESTATE OPPORTUNITY FUND III, LLC, a Delaware limited liability company, with an address c/o Hamilton Point Investments LLC, 2 Huntley Road, Old Lyme, Connecticut 06371 (“Entity Seller” and collectively with the Property Seller as the context may require, “Seller”) and INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership, with an address c/o Independence Realty Trust, Two Liberty Place, 50 S. 16th Street, Suite 3575, Philadelphia, Pennsylvania 19102 (“Buyer”).

RECITALS:

A.Each Property Seller is the owner of the GA/LA/NC/SC Real Property (as defined below) and the GA/LA/NC/SC Improvements (as defined below) set forth opposite its name on Schedule 1, and the GA/LA/NC/SC Personal Property (as defined below) associated with such GA/LA/NC/SC Real Property and GA/LA/NC/SC Improvements.

B.The Entity Seller is the owner of one hundred percent (100%) of the limited liability company interests in (i) HPI Hartshire LLC, a Delaware limited liability company (“Hartshire Property Owner”), (ii) HPI Kensington Commons LLC, a Delaware limited liability company (“Kensington Property Owner”), (iii) HPI Riverchase LLC, a Delaware limited liability company (“Riverchase Property Owner”) and (iv) HPI Schirm Farms LLC, a Delaware limited liability company (“Schirm Farms Property Owner” and collectively with the Hartshire Property Owner, Kensington Property Owner and Riverchase Property Owner, individually and collectively as the context may require, the “IN/OH Property Owner” and together with Property Seller hereinafter collectively referred to as the “Property Owners”).  Each IN/OH Property Owner is the owner of the IN/OH Real Property (as defined below) and the IN/OH Improvements (as defined below) set forth opposite its name on Schedule 1, and the IN/OH Personal Property (as defined below) associated with such IN/OH Real Property and IN/OH Improvements.

C.Property Seller desires to sell, and Buyer desires to purchase, the GA/LA/NC/SC Property (as hereinafter defined) upon and subject to the terms and conditions hereinafter set forth.

D.Entity Seller desires to sell, transfer and assign and Buyer desires to acquire and assume (i) one hundred percent (100%) of the limited liability company interests in Hartshire Property Owner (the “Hartshire Limited Liability Company Interests”), (ii) one hundred percent (100%) of the limited liability company interests in Kensington Property Owner (the “Kensington Limited Liability Company Interests”), (iii) one hundred percent (100%) of the limited liability company interests in Riverchase Property Owner (the “Riverchase Limited

Liability Company Interests”) and (iv) one hundred percent (100%) of the limited liability company interests in Schirm Farms Property Owner (the “Schirm Farms Limited Liability Company Interests” and collectively with the Hartshire Limited Liability Company Interests, Kensington Limited Liability Company Interests and Riverchase Limited Liability Company Interests, individually and collectively as the context may require, the “Limited Liability Company Interests”).

AGREEMENTS:

NOW, THEREFORE, in consideration of the representations, warranties, agreements, covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE 1
AGREEMENT TO PURCHASE

1.1The Property.  Subject to all of the terms, conditions and provisions of this Agreement, and for the consideration herein set forth:

(a)Property Seller hereby agrees to sell and Buyer hereby agrees to buy that certain real property (the “GA/LA/NC/SC Real Property”) legally described on Exhibits A-1 through A-6 attached hereto, which GA/LA/NC/SC Real Property is improved with one or more multifamily apartment buildings (the “GA/LA/NC/SC Improvements”), together with Property Seller’s interest (if any) in and to (i) all appurtenances, streets, alleys, easements, rights-of-way in or to all streets or other interests in, on, across, in front of, abutting, or adjoining the GA/LA/NC/SC Real Property, (ii) all rights in contracts, agreements, leases, warranties, guarantees and bonds respecting the GA/LA/NC/SC Real Property and GA/LA/NC/SC Improvements, (iii) all licenses, permits, authorizations and approvals issued by governmental authorities respecting the GA/LA/NC/SC Real Property and GA/LA/NC/SC Improvements, (iv) all plans, specifications and surveys of the GA/LA/NC/SC Real Property and GA/LA/NC/SC Improvements, and (v) all tangible personal property (“GA/LA/NC/SC Personal Property”) owned by Property Seller and located at the GA/LA/NC/SC Improvements as described on Exhibit I attached hereto, (vi) all intangible personal property and intellectual property owned by Property Seller respecting the GA/LA/NC/SC Real Property and GA/LA/NC/SC Improvements including, without limitation, any and all copyrights, trademarks and goodwill, (vii) all of the rights, title, interests, privileges and appurtenances which are related to or used in connection with the GA/LA/NC/SC Real Property and GA/LA/NC/SC Improvements including, but not limited to, all applicable websites, domain names and artwork, air rights, development rights, sewer rights, mineral rights and water rights related to the GA/LA/NC/SC Real Property and/or GA/LA/NC/SC Improvements.  The GA/LA/NC/SC Real Property, the GA/LA/NC/SC Improvements, the GA/LA/NC/SC Personal Property and all other items and rights described above in this Section 1.1(a) and set forth on Schedule 1 attached hereto and that certain real property (the “IN/OH Real Property”) legally described on Exhibits A-7 through A-10 attached hereto, which IN/OH Real Property is improved with one or more multifamily apartment buildings (the “IN/OH Improvements”), together with IN/OH Property Owner’s interest (if any) in and to (i) all appurtenances, streets, alleys, easements, rights-of-way in or to all streets or other interests in, on, across, in front of, abutting, or adjoining the IN/OH Real Property, (ii) all rights in contracts, agreements, leases, warranties, guarantees and bonds respecting the IN/OH Real Property and IN/OH Improvements, (iii) all licenses, permits, authorizations and approvals issued by governmental authorities respecting the IN/OH Real Property and IN/OH Improvements, (iv) all plans, specifications and surveys of the IN/OH Real Property and IN/OH Improvements, and (v) all tangible personal property (“IN/OH Personal Property”) owned by IN/OH Property Owner and located at the IN/OH Improvements as described on Exhibit I attached hereto, (vi) all intangible personal property and intellectual property owned by IN/OH Property Owner respecting the IN/OH Real Property and IN/OH Improvements including, without limitation, any and all copyrights, trademarks and goodwill, (vii) all of the rights, title, interests, privileges and appurtenances which are related to or used in connection with the IN/OH Real Property and IN/OH Improvements including, but not limited to, all applicable websites, domain names and artwork, air rights, development rights, sewer rights, mineral rights and water rights related to the IN/OH Real Property and/or IN/OH Improvements are individually referred to herein as an “Individual Property” and collectively referred to herein as the “Property.”  Notwithstanding any provision to the contrary herein, it is acknowledged and agreed that the IN/OH Real Property and IN/OH Improvements comprising the Kensington Property (as defined below) consists of 264 condominium units located at the Kensington Property, as such Units are numbered, described and shown of record in the Declaration of Condominium and By-Laws of Condominium Association for Kensington Condominium (the “Declaration”), of record as Instrument No. 201312300211669, Recorder’s Office, Franklin County, Ohio; and in Condominium Plat Book 236, Page 91, Recorder’s Office, Franklin County, Ohio (the “Plat”). The property described and/or depicted in the Declaration and the Plat shall hereinafter be referred to collectively as the “Condominium”. The Kensington Property Owner’s right, title and interest in the Units shall include all of Kensington Property Owner’s undivided interest in all of the common elements in the Condominium, all of Kensington Property Owner’s declarant rights and any and all of Kensington Property Owner’s rights as an officer or director of the Association for the Condominium.

(b)Entity Seller agrees to sell and Buyer agrees to buy, free and clear of any and all liens and encumbrances, the Limited Liability Company Interests.

1.2Purchase Price.  Subject to Section 5.1(b) hereof, the purchase price which Seller agrees to accept and Buyer agrees to pay for the GA/LA/NC/SC Property and the Limited Liability Company Interests is the aggregate sum of TWO HUNDRED TWENTY-EIGHT MILLION ONE HUNDRED FORTY-FOUR THOUSAND AND 00/100 DOLLARS ($228,144,000.00) (the “Purchase Price”). Seller and Buyer agree that the Purchase Price shall be attributable among the Individual Properties pursuant to purchase price allocations determined by Buyer and reasonably approved by Seller prior to the expiration of the Due Diligence Period (as defined below) (the “Individual Property Allocations”).  Seller and Buyer agree that the Individual Property Allocations may be further allocated among (i) the Real Property, (ii) the Improvements, and (iii) the Personal Property, in each case with respect to each Individual Property as may be determined by mutual agreement of Seller and Buyer for federal, state and local tax purposes.

1.3Payment of Purchase Price.  The Purchase Price shall be paid by Buyer as follows:

(a)Deposit.  Within five (5) business days after the Effective Date, Buyer shall deliver to Escrow Holder (as hereinafter defined) the sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) (together with any interest thereon, the “Deposit”).  Immediately upon delivery thereof by Buyer, the Deposit shall be deposited by Escrow Holder in an interest-bearing account with interest thereon to accrue for the benefit of Buyer, and such Deposit shall be applied in accordance with the terms of this Agreement.  Upon the Defeasance Close of Escrow (as hereinafter defined), a portion of the Deposit equal to Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($3,333,333.33) (the “Defeasance Property Deposit”) shall be applied as a credit to the Purchase Price payable at the Defeasance Closing (as defined below) in accordance with the Individual Property Allocations for the Defeasance Property (as defined below) (the “Defeasance Property Purchase Price”).  Upon the Assumption Close of Escrow, the remaining portion of the Deposit (e.g., $1,666,666.67 plus any interest accrued on the Deposit) (the “Assumption Property Deposit” and together with the Defeasance Property Deposit collectively referred to herein as the “Deposit”) shall be applied as a credit to the Purchase Price payable at the Assumption Closing (as defined below) in accordance with the Individual Property Allocations for the Assumption Property (as defined below) (the “Assumption Property Purchase Price” and together with the Defeasance Property Purchase Price collectively referred to herein as the “Purchase Price”).  A portion of the Deposit in the amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) shall be deemed earned by Seller as of the date hereof and shall be non-refundable to Buyer except as expressly set forth herein (the “Non-Refundable Portion”); provided, however, that a portion of the Non-Refundable Portion equal to One Hundred Sixty-Six Thousand Six Hundred Sixty-Sixty and 67/100 Dollars ($166,666.67) shall be applied as a credit to the Defeasance Property Purchase Price at the Defeasance Closing, and the remainder of the Non-Refundable Portion (e.g., $83,333.33) shall be applied as a credit to the Assumption Property Purchase Price at the Assumption Closing.

(b)Assumed Indebtedness.  Buyer shall assume (i) that certain mortgage loan in the original principal amount of Sixteen Million and 00/100 Dollars ($16,000,000.00) made to the Hartshire Property Owner, (ii) that certain mortgage loan in the original principal amount of Nineteen Million and 00/100 Dollars ($19,000,000.00) made to the Brunswick Point Seller and (iii) that certain mortgage loan in the original principal amount of Twenty-Three Million Five Hundred Thousand and 00/100 Dollars ($23,500,000.00) made to the Creekside Seller (collectively, the “Assumable Loans”).  The documents evidencing and securing the Assumable Loans are listed on Exhibits B-1 through B-3 attached hereto (collectively, the “Loan Documents”).   Buyer shall take title to the Hartshire Property (through its purchase of the Hartshire Limited Liability Company Interests), the Brunswick Point Property and the Creekside Property subject to and shall assume the Assumable Loans (for purposes hereof, the “Loan Assumption”) as more fully set forth in Section 1.4 below.  At the Assumption Closing, Buyer shall be entitled to a credit against the Assumption Purchase Price equal to the outstanding principal balance of the Assumable Loans.  Seller represents that the outstanding principal balance of the Assumable Loans is Fifty-Eight Million Five Hundred Thousand and 00/100 Dollars ($58,500,000.00).

(c)Balance of Purchase Price.

(i)The Defeasance Property Purchase Price, less the Defeasance Property Deposit, as adjusted by the prorations and expenses to be received or paid by Buyer at the Defeasance Closing pursuant to this Agreement, shall be paid by Buyer to Escrow Holder prior to the Defeasance Closing Date (as hereinafter defined) in cash or by wire transfer of funds.

(ii)The sum of (A) the Assumption Property Purchase Price and (B) if Buyer does not exercise its right to terminate this Agreement solely with respect to the Live Oak Property pursuant to Section 5.1(b) below, the Individual Property Allocation for the Live Oak Property (as defined below), less (A) the Assumption Property Deposit and (B) the outstanding principal balance of the Assumable Loans, as adjusted by the prorations and expenses to be received or paid by Buyer at the Assumption Closing pursuant to this Agreement, shall be paid by Buyer to Escrow Holder prior to the Assumption Closing Date (as hereinafter defined) in cash or by wire transfer of funds.

(d)Net Amount to Seller; Defeasance and other Prepayment Penalties.  It is expressly agreed that except as set forth in subsection (c) above, the Purchase Price shall be net to Seller.  Buyer shall pay all costs associated with the prepayment or defeasance of all mortgage loans set forth on Exhibit C attached hereto (the “Defeased Loans”), including but not limited to, prepayment or yield maintenance premiums, defeasance premiums above the principal amount of the Defeased Loans, defeasance deposits, custodial fees, accountants’ fees, successor borrower fees and servicer fees and expenses including legal fees (all of the foregoing, the “Defeasance/Prepayment Costs”).  Buyer acknowledges that the cost of the securities required to defease the Defeased Loans will most likely exceed the principal balance of the Defeased Loans and that Buyer is responsible for the payment of such excess.  Seller shall pay only the outstanding principal amount of the Defeased Loans at the Defeasance Close of Escrow from the Defeasance Property Purchase Price and any of Seller’s counsel fees with respect to coordinating the defeasance of the Defeased Loans.  Seller shall retain, at Buyer’s expense, a defeasance consultant reasonably acceptable to Buyer on terms acceptable to Buyer (the “Defeasance Consultant”).  Seller shall take all actions reasonable and necessary to coordinate and complete the defeasance of the Defeased Loans with the Defeasance Consultant and, except for paying the Defeasance/Prepayment Costs at the Defeasance Closing and otherwise reasonably cooperating with Seller and the Defeasance Consultant, Buyer shall have no other responsibilities with respect thereto.  At Buyer’s option upon written notice to Seller, Buyer may instead seek to assume one or more of the Defeased Loans, in which case such loan(s) shall each be treated as an Assumable Loan for purposes hereof and shall be governed by Section 1.4 below, and such Individual Property shall thereafter be treated as part of the Assumption Property for purposes hereof.

(e)Indivisible Economic Package.  Except as otherwise expressly set forth in Section 5.1(b) (Live Oak Repairs), Section 6.2 (Risk of Physical Loss) and Section 6.3 (Condemnation) below, Buyer has no right to purchase, and Seller has no obligation to sell, less than (i) all of the Property owned by Property Seller and (ii) all of the Limited Liability Company Interests, it being the express agreement and understanding of Buyer and Seller that, as a material inducement to Seller and Buyer to enter into this Agreement, Buyer has agreed to purchase, and Property Seller and Entity Seller, as applicable, have agreed to sell, in the aggregate, each of the Individual Properties owned by Property Seller and the Limited Liability Company Interests, subject to and in accordance with the terms and conditions hereof.

1.4Loan Assumption.

(a)Seller shall make written request within five (5) business days after the Effective Date for the application package from the lender servicing the Assumable Loans (the “Lender”) that is required for the Loan Assumption (the “Assumption Package”).

(b)Buyer shall submit a written application to the Lender for the Loan Assumption within ten (10) days after receipt of the Assumption Package.  Buyer shall then proceed and diligently pursue in good faith obtaining a conditional commitment from Lender for the Loan Assumption as of Closing (the “Assumption Approval”).  Buyer shall pay all deposits, fees, payments and expenses required or charged by Lender, including without limitation processing fees, application fees, assumption fees, inspection fees, closing fees, Lender’s counsel fees and, except for the Assumption Consultant (as defined below), expenses of consultants arising out of resulting from or related to the Assumption Approval (the “Assumption Costs”), and Buyer’s obligations, liabilities and duties in this regard shall survive the Closing or earlier termination of this Agreement.  Seller’s only expense with respect to the Assumption shall be the payment of fees to 1st Service Solutions, Inc. (the “Assumption Consultant”) retained by Seller to expedite the Assumption Approval.  Buyer shall reasonably cooperate in good faith with the requests of the Assumption Consultant in seeking the Assumption Approval.

(c)Buyer’s agreement to obtain Assumption Approval shall be conditioned upon Lender approving Buyer for assumption of the Assumable Loans on terms and conditions that are the same as the terms and conditions of the Loan Documents in all material respects and without material modification to the Loan Documents.  Buyer shall not request any material modifications to the terms of the Loan Documents in seeking the Assumption Approval; provided, however, it shall be a condition of the assumption of the Assumable Loans that (i) none of Buyer or any other parties that Lender may require to incur liability in the form of recourse guaranties or environmental indemnities in order to approve Buyer for assumption of the Assumable Loans (each a “Buyer Guaranty Party”) shall be liable on the Assumable Loans for any claims, actions, causes of action, suits, proceedings, demands, rights, damages, costs, expenses or other compensation whatsoever first arising prior to the Closing Date under recourse guaranties or environmental indemnities (collectively, “Pre-Closing Claims”); or (ii) if the Lender requires Buyer or any Buyer Guaranty Party to be liable on the Assumable Loans for Pre-Closing Claims as a condition to the Assumption Approval, then an affiliate of Seller reasonably acceptable to Buyer shall deliver to Buyer at the Closing an indemnification agreement in form and substance mutually acceptable to Buyer and Seller wherein such affiliate of Seller shall indemnify, defend (with counsel reasonably acceptable to Buyer) and hold harmless Buyer any each Buyer Guaranty Party with respect to all Pre-Closing Claims.  Within five (5) days after receiving the initial draft of the assumption agreement, Buyer shall notify Seller whether the language with respect to the assumption of guarantor liability is acceptable to Buyer for purposes of this Section 1.4(c).  In the event Lender requires any modifications to the terms of the Loan Documents, other than ministerial changes needed to reflect the assumption of the Assumable Loans, the substitution of the borrower and any guarantors and changes to the transfer provisions in light of Buyer’s structure, Buyer shall have the right to terminate this Agreement as provided in Section 2.5 and receive a return of the Deposit only, less the Non-Refundable Portion which shall be paid to Seller.

(d)In connection with the Assumption Approval, Buyer shall be entitled to obtain a statement from Lender to Buyer for assumption purposes that includes (a) confirmation as to the outstanding principal balance and all accrued interest and other charges due with respect to the Loan as of the Closing; (b) any reserve deposits which will be held by Lender as of the Closing and (c) confirmation that there are no known outstanding defaults or circumstances that with the passage of time or giving of notice, or both, will become a default under the Loan Documents.

(e)Seller shall cooperate with Buyer in pursuing the Assumption Approval, but it shall be a condition of the assumption that Seller, and any other parties with liability on the Assumable Loans in the form of recourse guaranties or environmental indemnities (each a “Seller Guaranty Party”), be released from liability on the Assumable Loans for all claims, actions, causes of action, suits, proceedings, demands, rights, damages, costs, expenses or other compensation whatsoever first arising from and after the date of Closing under recourse guaranties or environmental indemnities (collectively, “Post-Closing Claims”).  If Lender does not grant such release, an entity reasonably acceptable to Seller shall deliver to Seller at the Closing an indemnification agreement in form and substance mutually acceptable to Buyer and Seller wherein Buyer shall indemnify, defend (with counsel reasonably acceptable to Seller) and hold harmless Seller and each Seller Guaranty Party with respect to all Post-Closing Claims.  Within five (5) days after receiving the initial draft of the assumption agreement, Seller shall notify Buyer whether the release language with respect to Post-Closing Claims is acceptable to Seller for purposes of this Section 1.4(e).

(f)Buyer will credit Seller with the amount of any escrows held by Lender in connection with the Assumable Loans, so long as such escrows remain with the Loan and are transferred to Buyer at Closing.

ARTICLE 2
ESCROW

2.1Opening of Escrow.  Closing of the sale of the GA/LA/NC/SC Property and the Limited Liability Company Interests shall take place through an escrow (“Escrow”) to be established with Land Services USA, Inc., 1835 Market Street, Suite 420, Philadelphia, Pennsylvania 19103, Attn: Michael G. Moyer, Esquire, 215-255-8989, mmoyer@lsutitle.com (Escrow Holder”).  Escrow shall be deemed open upon delivery of a fully executed copy of this Agreement to Escrow Holder (“Opening of Escrow”).  Upon receipt of a fully executed copy of this Agreement, Escrow Holder shall compile any counterpart signatures into one document, execute the Escrow Holder’s acceptance attached hereto and date the acceptance the date of Opening of Escrow.  Escrow Holder shall immediately distribute to Buyer and Seller fully executed copies of this Agreement and notify Buyer and Seller of the date of Opening of Escrow.

2.2Closing Date.

(a)The “Defeasance Closing Date” shall occur on the date that is fifteen (15) business days after the expiration of the Due Diligence Period or, at Buyer’s request, on such earlier date as mutually agreed upon between the parties and reasonably practical under the circumstances.   The terms “Defeasance Close of Escrow” and “Defeasance Closing” shall mean the date by which each of the parties is required to deliver to Escrow Holder all of the documents and funds required by this Agreement with respect to the Defeasance Property, and to notify the Escrow Holder that all conditions precedent to the release of such documents and funds from Escrow for delivery to the persons entitled thereto have occurred.

(b)The “Assumption Closing Date” shall occur on the date that is fifteen (15) days after receipt of the Assumption Approval or, at Buyer’s request, on such earlier date after the Assumption Approval as mutually agreed upon between the parties and reasonably practical under the circumstances.   The terms “Assumption Close of Escrow” and “Assumption Closing” shall mean the date by which each of the parties is required to deliver to Escrow Holder all of the documents and funds required by this Agreement with respect to the Assumption Property and, if Buyer does not exercise its right to terminate this Agreement solely with respect to the Live Oak Property pursuant to Section 5.1(b) below, the Live Oak Property, and to notify the Escrow Holder that all conditions precedent to the release of such documents and funds from Escrow for delivery to the persons entitled thereto have occurred.   Buyer shall use commercially reasonable efforts to obtain the Assumption Approval within ninety (90) days after the Effective Date.  If, despite using commercially reasonable efforts, Buyer is unable to obtain the Assumption Approval within ninety (90) days after the Effective Date, Buyer shall be granted an additional thirty-five (35) days to obtain the Assumption Approval so long as Buyer continues to use commercially reasonable efforts to obtain the Assumption Approval.  Notwithstanding anything to the contrary set forth herein, in the event the Assumption Approval is not obtained within one hundred twenty-five (125) days after the Effective Date despite Buyer’s commercially reasonable efforts, Seller may terminate this Agreement, in which event Buyer shall be entitled to the return of the Deposit less the Non-Refundable Portion which shall be paid to Seller, and the parties shall have no further obligations hereunder other than those which expressly survive the termination of this Agreement.

(c)As used herein, (i) the term “Closing Date” shall mean the Defeasance Closing Date or the Assumption Closing Date as the context may require; (ii) the term “Close of Escrow” shall mean the Defeasance Close of Escrow or the Assumption Close of Escrow as the context may require; and (iii) the term “Closing” shall mean the Defeasance Closing or the Assumption Closing as the context may require.

(d)As used herein, (i) the term “Defeasance Property” shall collectively refer to (A) the Individual Property known as Tides at Calabash and located at 7112 Town Center Road, Sunset, North Carolina (the “Tides Property”), (B) the Individual Property comprised of vacant land adjacent to the Tides Property (the “Tides Vacant Land”), (C) the Individual Property known as Kensington Commons Residences and located at 6300 Refugee Road, Canal Winchester, Ohio (the “Kensington Property”), (D) the Individual Property known as Schirm Farms and located at 6340 Saddler Way, Canal Winchester, Ohio (the “Schirm Farms Property”), (E) the Individual Property known as Cherry Grove Commons and located at 1100 David Street, North Myrtle Beach, South Carolina (the “Cherry Grove Property”) and (F) the Individual Property known as Riverchase Apartments and located at 2730 Riverchase Drive, Indianapolis, Indiana (the “Riverchase Property”); (ii) the term “Assumption Property” shall collectively refer to (A) the Individual Property known as Hartshire Lakes and located at 3170 Hartshire South Drive, Bargersville, Indiana (the “Hartshire Property”), (B) the Individual Property known as Brunswick Point and located at 1001 Hunterstone Drive, Leland, North Carolina (the

“Brunswick Property”) and (C) the Individual Property known as Creekside Corners Apartments and located at 5301 West Fairington Parkway, Lithonia, Georgia (the “Creekside Corners Property”); and (iii) the term “Live Oak Property” shall refer to the Individual Property known as Live Oak Trace and located at 7615 Magnolia Beach Road, Denham Springs, Louisiana.

2.3Escrow Instructions.  Articles 1, 2, 4, 5 and 6 also constitute escrow instructions to Escrow Holder.  Additionally, Buyer and Seller agree to execute any mutually acceptable form of escrow instructions as the Escrow Holder customarily requires as escrow holder in real property escrows administered by it.  In the event of a conflict between any such additional terms and provisions of this Agreement, this Agreement shall supersede and be controlling.

2.4Conveyance of Title.

(a)At least one (1) business day prior to the Defeasance Closing Date, Seller shall deliver to Escrow Holder (i) a deed to the Tides Property in the form attached hereto as Exhibit D-5, (ii) a deed to the Tides Vacant Land in the form attached hereto as Exhibit D-5 and (iii) a deed to the Cherry Grove Property in the form attached hereto as Exhibit D-2 (each a “Defeasance Property Deed” and collectively, the “Defeasance Property Deeds” or the “Deeds” as the context may require), which Defeasance Property Deeds shall convey all of Property Seller’s interest in fee title to the real property legally described on Exhibits A-2 through A-4 attached hereto (collectively, the “Defeasance Real Property”) subject to the Permitted Exceptions (as defined below).  Escrow Holder shall be instructed to record such Defeasance Property Deeds if and when Escrow Holder holds the instruments and funds accruing to Buyer and Seller as set forth herein and can obtain for Buyer the Defeasance Title Policies (as defined below).

(b) At least one (1) business day prior to the Assumption Closing Date, Seller shall deliver to Escrow Holder (i) a deed to the Brunswick Property in the form attached hereto as Exhibit D-1 (the “Brunswick Deed”), (ii) a deed to the Creekside Corners Property in the form attached hereto as Exhibit D-3 (the “Creekside Corners Deed”) and (iii) if Buyer does not exercise its right to terminate this Agreement solely with respect to the Live Oak Property pursuant to Section 5.1(b) below, a deed to the Live Oak Property in the form attached hereto as Exhibit D-4 (the “Live Oak Deed”; the Brunswick Deed and the Creekside Corners Deed each sometimes being individually referred to herein as an “Assumption Property Deed” and collectively as the “Assumption Property Deeds” and, together with the Live Oak Deed, sometimes being collectively referred to herein as the “Deeds” as the context may require), which Assumption Property Deeds shall convey all of Property Seller’s interest in fee title to the real property legally described on Exhibits A-5 and A-6 attached hereto (collectively, the “Assumption Real Property”) subject to the Permitted Exceptions (as defined below), and which Live Oak Deed shall convey all of Property Seller’s interest in fee title to the real property legally described on Exhibit A-1 attached hereto subject to the Permitted Exceptions.  Escrow Holder shall be instructed to (i) record such Assumption Property Deeds if and when Escrow Holder holds the instruments and funds accruing to Buyer and Seller as set forth herein and can obtain for Buyer the Assumption Title Policies (as defined below); and (ii) if Buyer does not exercise its right to terminate this Agreement solely with respect to the Live Oak Property pursuant to Section 5.1(b) below, record such Live Oak Deed if and when Escrow Holder holds the instruments and funds accruing to Buyer and Seller set forth herein and can obtain for Buyer the Live Oak Title Policy (as defined below).

2.5Conditions to Buyer’s Obligation to Purchase.  Buyer’s obligation to consummate the transaction contemplated under this Agreement is expressly conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with Closing:

(a)Performance by Seller.  Performance in all material respects of the obligations, covenants and deliveries required of Seller under this Agreement.

(b)Deliveries.  On or before the Closing Date, Seller shall deliver to Escrow Holder (unless indicated to be delivered directly to Buyer) the following documents and other items:

(i)An original Assignment of Leases with respect to each Individual Property being conveyed, assigning the leases by the applicable Seller to Buyer (the “Assignment of Leases”) in the form attached as Exhibit E, duly executed by the applicable Seller;

(ii)An original Assignment of Contracts with respect to each Individual Property being conveyed assigning certain contracts by the applicable Seller to Buyer (the “Assignment of Contracts”) in the form attached as Exhibit F, duly executed by the applicable Seller;

(iii)A Certificate of Non-Foreign Status (each the “Non-Foreign Affidavit”) with respect to each Seller;

(iv)Copies of all contracts relating to the Property to be assumed by Buyer pursuant to Section 3.2 (to be delivered to Buyer at the Property);

(v)An original Special Warranty Bill of Sale with respect to each Individual Property being conveyed, pursuant to which Seller conveys certain personal property associated with such Property to Buyer in the form attached as Exhibit G, duly executed by Seller;

(vi)A copy of the Closing Statement, duly executed by Seller;

(vii)All keys to the Improvements which Seller or Seller’s agents have in their possession (to be delivered to Buyer at the Property);

(viii)The original executed copy of each lease of the Property (to the extent that Seller has the original leases in its possession), including any amendments thereto (to be delivered to Buyer at the Property);

(ix)A copy of a notice to tenants regarding the transfer of title with respect to each Individual Property.  Seller may provide a single notice with respect to each Individual Property;

(x)A rent roll with respect to each Individual Property, certified by Seller as being true, correct and complete in all material respects and dated within three (3) days of the Closing Date;

(xi)An affidavit as to construction liens and parties in possession reasonably sufficient to the Title Company to allow it to delete from the Title Policy any exception for construction liens and parties in possession (other than the existing tenants under the Leases), which affidavit shall also include any other customary matters included in a standard seller’s title affidavit in each state where an Individual Property is located;

(xii)Any other documents, instruments or funds required to be delivered by Seller under the terms of this Agreement or other reasonable and customary items required by Escrow Holder or Title Company in order to close Escrow which have not previously been delivered;

(xiii)A date down of Seller’s representations and warranties contained in Section 5.9 confirming that they are all true and correct as of Closing;

(xiv)With respect to the Individual Properties located in South Carolina and Georgia, if required by law, either an affidavit of residency legally sufficient to enable Buyer not to withhold and submit a portion of the Purchase Price to the applicable taxing authority, or an affidavit of gain or similar certification to the applicable taxing authority (in such instance, the applicable percentage of gain as required by applicable law shall be submitted by Title Company from Seller’s proceeds to the taxing authority);

(xv)A Survey Affidavit of No Change in the form attached as Exhibit L with respect to the existing survey for each Individual Property delivered to Buyer as part of the Due Diligence Items (as defined below), except with respect to the property owned by the Kensington Property Owner;

(xvi)An original executed estoppel certificate from the Association for the Condominium in form and substance mutually acceptable to Buyer and Seller;

(xvii)Solely with respect to the Assumption Closing, any documents or instruments required to be delivered to the Lender in connection with the Loan Assumption;

(xviii)A document terminating any existing property management agreement for each Individual Property, which shall include an acknowledgment that any and all fees, costs and expenses have been paid in full through and including the Closing Date;

(xix)With respect to the IN/OH Property, an affidavit and indemnity in the form attached as Exhibit M as necessary to issue a non-imputation endorsement to any new Title Policy obtained by Buyer for an IN/OH Property;

(xx)For each IN/OH Property Owner, Certificates of Good Standing and Certificates of Authority evidencing such IN/OH Property Owner’s authority to transact business in the state in which the applicable IN/OH Property is located;

(xxi)A certification, dated as of the Closing Date, from Entity Seller attaching all organizational documents of each IN/OH Property Owner stating that such organizational documents have not been modified or amended;

(xxii)A duly executed original Assignment and Assumption of Limited Liability Company Interest for each IN/OH Property Owner (the “Assignment and Assumption”) in the form attached as Exhibit K; and

(xxiii) To the extent required by the jurisdiction in which any Individual Property is located, a properly-completed property tax transfer return or affidavit in form and substance appropriate to such jurisdiction.

(c)Seller’s Representations and Warranties.  The representations and warranties of Seller set forth in Section 5.9 shall be true and correct in all material respects as of Closing.

(d)Assumption Approval.  Solely with respect to the Assumption Closing, the Assumption Approval shall have been obtained in accordance with the terms of this Agreement.

The failure of any condition in this Section 2.5, to the extent not waived by Buyer, shall enable Buyer to terminate this Agreement and exercise its remedies under Section 4.12 hereof (unless there is a failure under subsection (d) above, for which Buyer shall receive a return of the Deposit only (less the Non-Refundable Portion which shall be paid to Seller), so long as it has diligently pursued the Assumption Approval in good faith).

2.6Conditions to Seller’s Obligation to Sell.  Seller’s obligation to consummate the transaction contemplated under this Agreement is expressly conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with Closing:

(a)Performance by Buyer.  Performance in all material respects of the obligations, covenants and deliveries required of Seller under this Agreement.

(b)Deliveries.  On or before the Closing Date, Buyer shall deliver to Escrow Holder (unless indicated to be delivered directly to Buyer) the following documents and other items:

(i)The original Assignment of Leases with respect to each Individual Property, duly executed by Buyer;

(ii)The original Assignment of Contracts with respect to each Individual Property, duly executed by Buyer;

(iii)A copy of the Closing Statement, duly executed by Buyer;

(iv)With respect to the Defeasance Closing Date, the balance of the Defeasance Property Purchase Price plus all costs, fees and expenses of Buyer set forth in Section

1.3(d) hereof, to be released upon the confirmation that the deliveries required by both the Buyer and Seller under this Agreement have been received;

(v)With respect to the Assumption Closing Date, (A) the balance of the Assumption Property Purchase Price plus all costs, fees and expenses of Buyer set forth in Section 1.3(d) hereof, to be released upon the confirmation that the deliveries required by both the Buyer and Seller under this Agreement have been received and (B) if Buyer does not exercise its right to terminate this Agreement solely with respect to the Live Oak Property pursuant to Section 5.1(b) below, the Individual Property Allocation for the Live Oak Property plus all costs, fees and expenses of Buyer set forth in Section 1.3(d) hereof, to be released upon the confirmation that the deliveries required by both the Buyer and Seller under this Agreement have been received;

(vi)Any other documents, instruments or funds required to be delivered by Buyer under the terms of this Agreement or other reasonable and customary items required by Escrow Holder or Title Company in order to close Escrow which have not previously been delivered;

(vii)Solely with respect to the Assumption Closing, any documents or instruments required to be delivered to the Lender in connection with the Loan Assumption; and

(viii)The original Assignment and Assumption, duly executed by Buyer.

(c)Buyer’s Representations and Warranties.  The representations and warranties of Buyer set forth in Section 2.5 shall be true and correct in all material respects as of Closing.

(d)Assumption Approval.  Solely with respect to the Assumption Closing, the Assumption Approval shall have been obtained in accordance with the terms of this Agreement.

(e)Defeasance Title Policies. Solely with respect to the Defeasance Closing, Escrow Holder has irrevocably committed to obtain for Buyer ALTA standard coverage owner's policies of title insurance for the Defeasance Property (collectively, the “Defeasance Title Policies”) with such endorsements as are required by Buyer and which are available in the state in which each Defeasance Property is located, issued by First American Title Insurance Company (“Title Company”) with liability in an amount equal to the Defeasance Property Purchase Price in the aggregate, showing the Defeasance Real Property vested in Buyer (or the applicable IN/OH Property Owner) subject only to the Permitted Exceptions.

(f)Assumption Title Policies.  Solely with respect to the Assumption Closing, Escrow Holder has irrevocably committed to obtain for Buyer ALTA standard coverage owner's policies of title insurance for the Assumption Property (collectively, the “Assumption Title Policies” and together with the Defeasance Title Policies and, if Buyer does not exercise its right to terminate this Agreement solely with respect to the Live Oak Property pursuant to Section 5.1(b) below, the Live Oak Title Policy (as defined below) being sometimes collectively referred to herein as the “Title Policies”) with such endorsements as are required by Buyer and which are available in the state in which each Assumption Property is located, issued by Title Company with liability in an amount equal to the Assumption Property Purchase Price in the aggregate, showing the Assumption Real Property vested in Buyer (or the applicable IN/OH Property Owner) subject only to the Permitted Exceptions.

(g)Live Oak Title Policy. Solely with respect to the Assumption Closing if Buyer does not exercise its right to terminate this Agreement with respect to the Live Oak Property pursuant to Section 5.1(b) below, Escrow Holder has irrevocably committed to obtain for Buyer an ALTA standard coverage owner's policy of title insurance for the Live Oak Property (the “Live Oak Title Policy”) with such endorsements as are required by Buyer and which are available in the state in which the Live Oak Property is located, issued by Title Company with liability in an amount equal to the Individual Property Allocation for the Live Oak Property, showing the real property legally described on Exhibit A-1 vested in Buyer subject only to the Permitted Exceptions.

The failure of any condition in this Section 2.6, to the extent not waived by Seller, shall enable Seller to terminate this Agreement and receive the Deposit as liquidated damages pursuant to Section 4.11 hereof (unless there is a failure under subsection (d) above, for which Buyer shall receive a return of the Deposit only (less the Non-Refundable Portion which shall be paid to Seller) so long as it has used commercially reasonable efforts to pursue the Assumption Approval in good faith).

2.7Delivery of Documents by Escrow Holder.  On the Close of Escrow, Escrow Holder shall deliver to Buyer all of the items listed in Section 2.5 above which were delivered by Seller to Escrow Holder, except that Escrow Holder shall be instructed to record the original Deeds upon Close of Escrow and to deliver a conformed copy of the Deeds to Buyer after recordation thereof and Escrow Holder shall only deliver to Buyer one duplicate original of the documents submitted as duplicate originals.  Escrow Holder shall deliver the Purchase Price, less costs, expenses and prorations chargeable to Seller hereunder, to Seller by wire transfer as provided in written instructions to be furnished to Escrow Holder by Seller prior to the Close of Escrow, together with one duplicate original of all of the items listed in Section 2.6 above on the Close of Escrow and a conformed copy of the Deeds.

ARTICLE 3
INSPECTIONS AND REVIEW

3.1Access to Books and Records; Items to be Inspected and Reviewed by Buyer.

(a)Within three (3) business days of the execution of this Agreement by Buyer and Seller, Seller shall deliver to Buyer (or make available for review) copies of the items listed in the attached Exhibit H with respect to each Individual Property, to the extent in Seller’s or its property manager’s possession or control (collectively, the “Due Diligence Items”).  Seller has not made an independent investigation to determine the truth or accuracy of any such documents and materials and except as expressly set forth in Section 5.9 hereof, shall have no liability to Buyer for any inaccuracy, misrepresentation or omission in such documents or materials.

(b)In addition, Seller shall provide to Buyer and Buyer’s agents or representatives (including, without limitation, its accountant and/or auditor) copies of, or shall provide Buyer reasonable access to, such information as may be reasonably requested by Buyer, and in the possession or control of Seller, or its property manager or accountants, to enable Buyer’s auditor to conduct an audit (“Rule 3-14 Audit”), in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X (“Rule 3-14”), of the balance sheet and income statements of the Property for the year-to-date 2017 plus the two (2) immediately preceding calendar years.  Buyer will use reasonable efforts to cause the Rule 3-14 Audit to be completed within thirty (30) days from the Effective Date.  In connection with Buyer’s Rule 3-14 Audit an executive officer of Entity Seller shall execute and deliver to Buyer’s auditor a representation letter for each Individual Property (each an “Auditor Representation Letter”) in the form attached as Exhibit N.

3.2Physical Inspection.  From and after the Effective Date until 5:00 pm (ET) on the later of (a) October 3, 2017 and (b) the date which is two (2) business days after completion of the Rule 3-14 Audit (the “Due Diligence Period”), Seller shall permit Buyer, its engineers, analysts, contractors, agents and consultants, at the sole cost and expense of Buyer, to conduct physical inspections of the Property; provided, however, that notwithstanding clause (b) above, in no event shall the Due Diligence Period extend beyond forty (40) days after the Effective Date.  Such investigations may be made by Buyer and/or its agents during any normal business hours.  If this Agreement is not terminated (or deemed terminated), Buyer shall continue to have access to the Property until the Closing with the prior consent of Seller, which consent shall not be unreasonably withheld or delayed.  Seller shall cooperate fully to assist Buyer in completing such inspections and special investigations at no cost or expense to Seller.  Such inspections and investigations shall be conducted only upon no less than forty-eight (48) hours’ notice to Seller and shall be conducted at such times and in such a manner as to minimize any disruption to tenants upon the Property.  Notwithstanding any provision to the contrary herein, (a) all site visits shall be scheduled and announced forty-eight (48) hours in advance and (b) all communications regarding the scheduling of site visits and additional diligence information requests, shall be made through Owner’s representatives at KeyBanc Capital Markets: Kevin Kreshover (kkreshover@key.com) and Michael Hawkins (michael.hawkins@key.com) and not by contacting Owner or its property manager directly. Seller shall have the right, but not the obligation, to accompany Buyer during such investigations and/or inspections.  Notwithstanding the foregoing, Buyer shall not perform any invasive or destructive testing of the Property (including a Phase II investigation) without the prior written consent of Seller, which consent will not be unreasonably withheld (provided, however, if any Phase I investigation recommends a Phase II investigation, then Seller shall permit such Phase II investigation).  Buyer shall repair any and all damage to the Property or to any tenant’s property caused by such inspections or investigations in a timely manner and Buyer shall indemnify, defend (with counsel reasonably acceptable to Seller) and hold harmless Seller, its partners, members, affiliates, officers, employees, agents and consultants (the “Indemnified Parties”) from and against any liability whatsoever (including without limitation, reasonable attorneys’ costs and fees whether or not legal proceedings are initiated, and if they are, reasonable attorneys’ costs and fees at the trial level and all levels of appeal) sought by the Indemnified Parties to the extent arising from Buyer’s physical inspection of the Property or access to the Property granted hereunder to Buyer, its engineers, analysts, contractors, agents and consultants.  Buyer's indemnification obligations under this Section shall survive the recordation of the Deeds or the termination of this Agreement for one (1) year.  As a condition to allowing Buyer, or its engineers, analysts, contractors, agents and consultants access to the Property, Buyer shall obtain and deliver to Seller a certificate of insurance or other evidence satisfactory to Seller that Buyer has in force adequate liability insurance in an amount not less than TWO MILLION DOLLARS ($2,000,000.00) naming Seller as additional insured, and a copy of such policy upon Seller’s request.  In addition, Buyer shall, not later than the expiration of the Due Diligence Period, advise Seller in writing of the labor, service, supply and maintenance contracts which it elects to assume.  Buyer’s obligation to purchase the GA/LA/NC/SC Property and the Limited Liability Company Interests pursuant to this Agreement is contingent upon Buyer being satisfied, in its sole and absolute discretion, with the results of its due diligence investigation on or before the expiration of the Due Diligence Period.  Buyer shall have the right to terminate this Agreement, for any or no reason, prior to expiration of the Due Diligence Period by providing written notice of such termination to Seller, whereupon Buyer shall receive immediate return of its Deposit (less the Non-Refundable Portion which shall be paid to Seller) and neither Buyer nor Seller shall have any further rights or obligations hereunder except as may be otherwise expressly set forth herein.  If, prior to expiration of the Due Diligence Period, Buyer does not furnish written notice to Seller as required in the immediately preceding sentence, Buyer will be deemed to have elected to proceed with the transaction contemplated hereby and Buyer’s right to terminate this Agreement under this Section 3.2 shall be waived.

3.3Approval of Title.  Substantially concurrent with the execution of this Agreement, the Title Company shall prepare and promptly deliver to Buyer title commitments with respect to each Individual Property, together with copies of all recorded instruments specified therein (individually a “Title Commitment” and collectively, the “Title Commitments”). Buyer may at its sole cost and expense order an updated ALTA/NSPS current survey of each Individual Property (individually a “Survey” and collectively, the “New Surveys”). Buyer hereby acknowledges receipt of the Title Commitments and the existing as built surveys (collectively, the “Existing Surveys”) of the Property.  Not later than fifteen (15) days after the Effective Date, Buyer shall notify Seller and Title Company in writing (“Buyer’s Title Notice”) of Buyer’s approval of all matters contained or referenced in the Title Commitments, the Existing Surveys and/or the New Surveys or of any objections Buyer may have to title exceptions or other matters contained in the Title Commitments, or the Existing Surveys and/or the New Surveys (the “Disapproved Title Matters”).  If Buyer fails to timely deliver Buyer’s Title Notice either approving of the condition of title or identifying certain Disapproved Title Matters, Buyer shall be deemed to have approved of the condition of title to the Real Property as disclosed by the Title Commitments.  If Buyer timely delivers Buyer’s Title Notice objecting to certain Disapproved Title Matters, Seller shall have five (5) business days to deliver a written response as to whether Seller will cure and/or remove some or all of the Disapproved Title Matters (“Seller’s Title Response”). If Seller fails to timely deliver Seller’s Title Response, it will be conclusively presumed that Seller elects to cure and/or remove all Disapproved Title Matters. Buyer shall have five (5) business days after delivery of Seller’s Title Response, if Seller delivers a Seller’s Title Response, to provide written notice to Seller electing to either (1) accept Seller’s Title Response; or (2) terminate this Agreement and receive a full return of the Deposit (less the Non-Refundable Portion which shall be paid to Seller, unless Buyer’s termination relates to Seller’s unwillingness to cure a Mandatory Cure Item), after which the parties shall have no further obligations to each other (except for those obligations hereunder which survive termination) (“Buyer’s Title Response”). If Buyer fails to deliver Buyer’s Title Response, Buyer will be deemed to have accepted Seller’s Title Response.  From and after the date that Buyer delivers Buyer’s Title Notice, upon the issuance of any amendment or supplement to any Title Commitment which adds additional exceptions to the Title Commitment and Buyer’s receipt of any New Survey, the foregoing right of review and approval shall also apply to said amendment, supplement or New Survey, provided, however, that Buyer’s period of review and approval or disapproval of any such additional exceptions (and consequently, Buyer’s waiver of objection or election to terminate, as applicable) shall be limited to the date that is five (5) business days following receipt of notice of such additional exceptions or New Survey and all underlying documents pertaining thereto (provided further that said additional review period shall be inapplicable to any exceptions or matters which are shown on the Existing Survey or otherwise noted by Title Company based upon Title Company’s review of any New Survey received by Buyer prior to Buyer’s delivery of Buyer’s Title Notice).  All title and survey matters that are either affirmatively approved by Buyer or deemed approved by Buyer in accordance with this Section 3.3, together with the Assumable Loans, shall be collectively referred to in this Agreement as the “Permitted Exceptions”.  Notwithstanding anything to the contrary set forth in this Agreement, Seller agrees, at or prior to Closing, (i) to cause the Title Company to delete from each Title Policy any exception for real estate taxes and assessments due and payable for any period prior to Closing, (ii) except for the Assumable Loans, remove any lien in a liquidated amount created by the acts or omissions of Seller against all or any part of the Real Property including, without limitation, any mortgage (other than payment of the Defeasance/Prepayment Costs, which shall be paid by Buyer), mechanics’, or similar lien or encumbrance that can be satisfied and discharged with the payment of a specified amount of money, (iii) to cause the Title Company to delete from each Title Policy the standard preprinted exceptions that are typically omitted from an owner’s title policy where the Real Property is located, (iv) remove any items filed by Seller after the effective date of a Title Commitment, except to the extent approved by Buyer in writing, and (v) either (I) convey to Buyer fee simple title that is insurable by the Title Company to that certain real property identified as “Except Parcel IV” as shown on the Existing Survey for the Hartshire Property (“Except Parcel IV”), together with all improvements thereon and all appurtenances, streets, alleys, easements, rights-of-way in or to all streets or other interests in, on, across, in front of, abutting, or adjoining such real property, (II) provide written confirmation from the Town of Bargersville that the Town of Bargersville owns fee simple title to Except Parcel IV and publicly maintains Hartshire East Drive as shown on the Existing Survey for the Hartshire Property, or (III) provide other evidence reasonably satisfactory to Buyer confirming that Buyer shall have dedicated access to the Hartshire Property via Hartshire East Drive (items (i) through (v) being collectively referred to herein as the “Mandatory Cure Items”).  In no event shall any Mandatory Cure Item be considered a Permitted Exception for the purposes set forth in this Agreement.  Except with respect to any amendment or supplement to any Title Commitment which adds additional exceptions to the Title Commitment as set forth above, in no event shall the timeframes for notification and response under this Section 3.3 extend beyond the Due Diligence Period, it being agreed that Buyer shall either be satisfied with the Title Commitments, Existing Surveys and/or New Surveys, or it will terminate this Agreement.

ARTICLE 4
PRORATIONS, CLOSING COSTS, AND DEPOSITS

4.1Proration of Taxes.  All general and special real estate taxes and assessments imposed by any governmental authority against the Property (herein called the “Taxes”), for the year in which Closing occurs shall be prorated as of the Closing Date on an accrual basis between Seller and Buyer as of the Closing Date with Seller responsible for the payment of all Taxes accruing before the Closing Date and Buyer responsible for the payment of all Taxes accruing on and after the Closing Date, with such proration being based upon the most recent tax bill; provided, however, that if the most recent tax bill received by Seller before the Closing Date is not the actual current tax bill, then Seller and Buyer shall prorate the taxes as of the Closing Date by applying the tax rate for the period covered by the most current available tax bill to the latest assessed valuation.

4.2Assumable Loans.  (a) Interest on the Assumable Loans shall be prorated as of the Assumption Closing Date on an accrual basis between Seller and Buyer as of the Closing Date with Seller responsible for the payment of all such interest and other payments attributable to Seller's period of ownership of the Property and Buyer responsible for the payment of all interest and other payments attributable to Buyer's period of ownership of the Property.

(b)Seller shall receive a credit in the amount of all funds held in escrow by the Lender under the Assumable Loans, including, without limitation, for the payment of capital improvements, taxes or insurance premiums for the Property (collectively, the “Loan Reserves”), and at the Assumption Closing Seller shall transfer and assign to Buyer (which transfer and assignment must be acknowledged by Lender) all of Seller's right, title and interest in and to such Loan Reserves.

4.3Proration of Rents.  All rents, payments for taxes, payments for insurance, payments for common area maintenance charges, payments for operating expenses and other payments on account of financial obligations of Tenants (herein called the “Tenant Financial Obligations”) which have actually been received by Seller as of the Closing Date shall be prorated as of the Closing Date.  At Closing, Buyer will receive a credit against the Purchase Price in the amount of that portion of any prepaid Tenant Financial Obligations paid to Seller under the Leases which are allocable to periods from and after the Closing Date.  No proration shall be made for delinquent Tenant Financial Obligations existing as of the Closing Date; and all Tenant Financial Obligations collected by Buyer from and after Closing from Tenants who were delinquent in the payment of Tenant Financial Obligations as of Closing shall be applied first to current Tenant Financial Obligations then due and payable, then to post-closing arrearages, then to Tenant Financial Obligations for the month in which the Closing occurs, and then to pre-closing arrearages, regardless of whether such payments are identified by tenant for a specific purpose.  Buyer shall promptly refund to Seller any past due Tenant Financial Obligations collected by Buyer and allocable to periods prior to the Closing Date as provided above.  Seller shall promptly remit to Buyer any Tenant Financial Obligations received by Seller for any period from and after the Closing Date.  Seller shall have no right after Closing to attempt to collect any delinquent Tenant Financial Obligations owing to Seller unless any such delinquent tenant has unconditionally vacated its leased premises.

4.4Deposits.  All unapplied security deposits collected by Seller from any of the tenants (with interest thereon as required by law or any of the leases) shall be credited to Buyer at the Closing.

4.5Utilities.  Utility accounts shall be transferred to Buyer as of the Closing, and all charges for utilities relative to the Property for the period ending 11:59 p.m. (EST) on the day prior to the Closing Date shall be the responsibility of Seller and shall be paid by Seller at Closing to the extent feasible (or promptly thereafter following the availability of billings with respect thereto). Buyer shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property or, at Buyer’s option, Seller shall be entitled to receive and retain such refundable cash and deposits

4.6Property Contracts.  Seller shall be responsible for payment of all Property Contracts to 11:59 p.m. (EST) on the day prior to the Closing Date.  Buyer shall be responsible for such services thereafter for any such contracts which it elects to assume or is required to assume.  The current property management agreements shall be terminated by Seller at Closing.

4.7Insurance.  Seller shall cause its policies of insurance for the Property to be terminated effective immediately as of the Closing Date and Buyer shall be responsible for obtaining its own insurance. There shall be no proration of Seller's insurance premiums for the Property.

4.8Other. Any other items which are customarily prorated in connection with the purchase and sale of properties similar to the Property shall be prorated as of the Closing Date as of the Closing Date on an accrual basis between Seller and Buyer as of the Closing Date with Seller responsible for the payment of all such items accruing before the Closing Date and Buyer responsible for the payment of all such items accruing on and after the Closing Date.  All door fees, up-front fees, bonus payments and similar fees received by Seller or any IN/OH Property Owner shall be prorated as of the Closing Date.

4.9Closing Costs.

(a)Seller shall pay (i) the cost of recording the Deeds and any corrective title instruments; (ii) the costs of the Assumption Consultant; and (iii) one-half the cost of the escrow fees charged by Escrow Holder, if any.

(b)Buyer shall pay (i) the costs of obtaining any extended coverage for the Title Policies, the additional cost of the premiums for any additional or different title insurance coverage requested by Buyer, including the deletion of exceptions (unless in connection with a Mandatory Cure Item (in which Seller shall be responsible for such cost)), and the issuance of any requested title endorsements (unless in connection with a Mandatory Cure Item (in which Seller shall be responsible for such cost)); (ii) the cost of the Surveys; (iii) the Defeasance/Prepayment Costs; (iv) the Assumption Costs; (v) any mortgage taxes; and (vi) one-half the cost of the escrow fees charged by Escrow Holder, if any.

(c)Any state, county or local transfer or documentary stamp taxes in connection with the sale (other than mortgage taxes in connection with Buyer’s financing (if any) (“Transfer Taxes”), any search and examination fees charged in connection with the preparation of the Title Commitments (“Search and Exam Fees”) and the premiums for the Title Policies (“Owner’s Policy Premium”) shall be allocated in accordance with Schedule 4.9(c) attached hereto.

(d)Seller and Buyer shall each be responsible for its own attorneys’ costs and fees incurred in connection with the preparation and negotiation of this Agreement.

(e)Any other expenses or closing costs in connection with this transaction shall be allocated in accordance with local real estate closing customs with respect to each Individual Property.

4.10Closing Statement.  No later than five (5) business days prior to the Closing Date, Escrow Holder shall prepare for approval by Buyer and Seller a closing statement (“Closing Statement”) on Escrow Holder’s standard form indicating, among other things, Escrow Holder’s estimate of all closing costs and prorations made pursuant to this Agreement.  Buyer and Seller shall provide Escrow Holder the amounts of all prorations.

4.11LIQUIDATED DAMAGES.  IN THE EVENT THAT BUYER BREACHES ITS OBLIGATIONS UNDER THIS AGREEMENT, THE DAMAGES THAT SELLER WILL INCUR BY REASON THEREOF ARE AND WILL BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTABLISH.  BUYER AND SELLER, IN A REASONABLE EFFORT TO ASCERTAIN WHAT SELLER’S DAMAGES WOULD BE IN THE EVENT OF SUCH A DEFAULT BY BUYER, HAVE AGREED THAT SUCH DAMAGES SHALL BE IN AN AMOUNT EQUAL TO THE AMOUNT OF THE DEPOSIT AND THAT SUCH DEPOSIT SHALL BE DELIVERED TO SELLER UPON SUCH DEFAULT BY BUYER AND RETAINED BY SELLER AS LIQUIDATED DAMAGES, WHICH DAMAGES SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY AT LAW OR IN EQUITY IN THE EVENT OF AND FOR SUCH DEFAULT BY BUYER.  WITHOUT LIMITING THE FOREGOING PROVISIONS OF THIS PARAGRAPH, SELLER WAIVES ANY AND ALL RIGHTS WHICH SELLER OTHERWISE WOULD HAVE HAD TO SPECIFICALLY ENFORCE THIS AGREEMENT.  NOTWITHSTANDING THE FOREGOING, SELLER AND BUYER ACKNOWLEDGE AND AGREE THAT THIS SECTION SHALL NOT LIMIT SELLER’S RIGHT TO RECOVER FROM BUYER, IN ADDITION TO THE FOREGOING LIQUIDATED DAMAGES, ANY AMOUNTS TO WHICH IT MAY BE ENTITLED PURSUANT TO AN INDEMNITY OR ATTORNEYS’ FEE PROVISION CONTAINED IN THIS AGREEMENT.  SELLER AND BUYER ACKNOWLEDGE AND AGREE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH AND BY THEIR INITIALS AGREE TO BE BOUND BY ITS TERMS.

/s/JS/s/MS Buyer’s InitialsSeller’s Initials
4.12

Breach by Seller.  If Seller defaults in its obligation to sell and convey the GA/LA/NC/SC Property and/or Limited Liability Company Interests to Buyer pursuant to this Agreement, Buyer’s sole remedy shall be to elect one of the following:  (a) to terminate this Agreement, in which event Buyer shall be entitled to the return of the Deposit (including the Non-Refundable Portion) and Seller shall reimburse Buyer’s Out of Pocket Costs within three (3) business days or (b) to enforce specific performance, provided that any suit for specific performance must be filed and served within ninety (90) days of Seller’s default and Buyer waives the right to bring suit at any later date.  Notwithstanding the foregoing, in the event Buyer is unable to seek specific performance because Seller has willfully breached this Agreement and sold all or any portion of the Property, directly or indirectly, to a third party purchaser, then, in addition to terminating this Agreement and getting its Deposit (including the Non-Refundable Portion) returned, Buyer may pursue any and all remedies against Seller at law or in equity, including damages.  Buyer shall give Escrow Holder and Seller written notice of Buyer’s election of such remedy.  The term “Out of Pocket Costs” shall mean actual and verifiable costs and expenses incurred by Buyer in connection with this transaction, not to exceed Five Hundred Thousand Dollars ($500,000.00); provided, however, from and after the Defeasance Closing, such amount shall not exceed Three Hundred Thousand Dollars ($300,000.00).

4.13

General.  To the extent that the exact amount of items of income and expense (such as utility expenses) are not available on the Closing Date, such items shall be apportioned on an estimated basis, and Seller and Buyer shall make any final adjustments on such items within one hundred twenty (120) days after the Closing Date; provided, however, that Taxes shall be apportioned based on one hundred three percent (103%) of the most recent ascertainable Taxes and shall be re-prorated within thirty (30) days following Buyer’s receipt of the final tax bill for the year in which the Closing occurs.  Notwithstanding the foregoing, if Buyer fails to deliver to Seller a final tax bill for any Individual Property within thirty (30) days following the issuance of a final bill by the relevant taxing authority (it being understood that Seller shall promptly deliver to Buyer any final bills received by Seller), Buyer thereafter fully and forever waives its right to re-prorate the Taxes for such Individual Property.  To the extent that any items of income and expense are not known to either Buyer or Seller at Closing and are not properly apportioned at Closing, such items shall be apportioned between Buyer and Seller promptly upon discovery thereof, but in no event later than one hundred twenty (120) days after the Closing Date.  The terms of this Section 4.13 shall survive the Closing.

ARTICLE 5
AS-IS PURCHASE; RELEASE; REPRESENTATIONS AND WARRANTIES

5.1Disclaimer; Live Oak Repairs.

(a)Except for the specific representations and warranties of Seller set forth in Section 5.9 below or any of the documents to be delivered by Seller to Buyer pursuant to Section 2.5(b) above, Buyer acknowledges and agrees that it will have the opportunity to thoroughly inspect, investigate and exercise due diligence, and the opportunity to fully and independently become familiar with, and fully satisfy itself regarding, any and all matters relating to the Property.  Except for the specific representations and warranties of Seller set forth in Section 5.9 below or any of the documents to be delivered by Seller to Buyer pursuant to Section 2.5(b) above, Seller has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to the Property or its condition, including, without limitation, (i) the value of the Property; (ii) the income to be derived from the Property; (iii) the suitability of the Property for any and all activities and uses which Buyer may conduct thereon, including, without limitation, the possibilities for future development of the Property; (iv) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property; (v) the manner, quality, state of repair or lack of repair of the Property; (vi) the nature, quality or condition of the Property, including, without limitation, the water, soil and geology; (vii) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body including, without limitation, Title III of the Americans With Disabilities Act of 1990 as amended; (viii) [intentionally omitted]; (ix) [intentionally omitted]; (x) the manner or quality of the construction or materials incorporated into the Property; (xi) compliance with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements including, without limitation, the Federal Water Pollution Control Act, the Federal Resource Conservation and Recovery Act, the U.S. Environmental Protection Agency Regulations at 40 C.F.R., Part 261, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Clean Water Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, and any and all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees of the United States, the states where the Property is located or any other political subdivisions in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property or the use of the Property, relating to pollution, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials (as defined in Section 5.9(m) below) into, or the presence thereof in, the environment (including, without limitation, ambient air, surface water, ground water or land or soil), as any or all of the same may be amended from time to time, and regulations promulgated under any of the foregoing (collectively, “Environmental Laws”), (xi) [intentionally omitted]; (xii) the presence or absence of Hazardous Materials at, on, under, or adjacent to the Property including, but not limited to, petroleum products, asbestos, lead-based paint, mold or fungi; (xiii) the content, completeness or accuracy of any of the Due Diligence Items; (ix) the conformity of the Improvements to any plans or specifications for the Property, including any plans and specifications that may have been or may be provided to Buyer; (xv) the conformity of the Property to past, current or future applicable zoning or building requirements or the ability or feasibility of the Property to be converted to a condominium scheme; (xvi) deficiency of any undershoring; (xvii) deficiency of any drainage; (xviii) the fact that all or a portion of the Property may be located on or near an earthquake fault line or sinkhole; (xiv) the existence of vested land use, zoning or building entitlements affecting the Property; and (xx) any matters arising from or relating to Seller’s alleged superior knowledge.  Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property, or the operation thereof, furnished by any real estate broker, agent, employee, servant or other person.  Buyer further acknowledges and agrees that to the maximum extent permitted by law, the sale of the Property as provided for herein is made on an “AS‑IS” condition and basis as of the Closing Date with all faults, and that, except for Seller’s covenants to maintain the Property in its current condition prior to Closing and make vacant units rent ready, Seller has no obligations to make repairs, replacements or improvements, whether before or after the Close of Escrow.  Buyer represents, warrants and covenants to Seller, which representation, warranty, and covenant will survive the Close of Escrow and not be merged with the Deed, that Buyer will solely rely upon Buyer’s own investigation of the Property and all other matters relating to the Property and Seller’s representation in Section 5.9 below or any of the documents to be delivered by Seller to Buyer pursuant to Section 2.5(b) above, and not on any other information provided or to be provided by Seller or anyone acting on Seller’s behalf.

(b)Buyer and Seller hereby acknowledge and agree that, prior to the Effective Date, the Live Oak Property was damaged as a result of a casualty, the repairs to which have not yet been completed and the extent of the damage to which Buyer has not yet had an opportunity to fully inspect and investigate.  Accordingly, and notwithstanding anything to the contrary set forth in this Agreement, Buyer may, in its sole and absolute discretion, terminate this Agreement solely with respect to the Live Oak Property by giving written notice of such termination to Seller at any time prior to the expiration of the Due Diligence Period, in which event the Purchase Price shall be reduced by Twenty Six Million Four Hundred Thousand and 00/100 Dollars ($26,400,000.00 and this Agreement shall remain in full force and effect with respect to the remainder of the Property.

(c)Seller hereby agrees to complete all such repairs as set forth on Schedule 5.1(c) (the “Live Oak Repairs”) in a good and workmanlike manner prior to the Assumption Closing.  If Buyer does not exercise its right to terminate this Agreement solely with respect to the Live Oak Property pursuant to Section 5.1(b) above, then at the Defeasance Closing Seller shall escrow with Escrow Holder an amount equal to One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the “Live Oak Escrow Funds”).  If Seller notifies Buyer that the Live Oak Repairs have been completed prior to the Defeasance Closing, Buyer shall within five (5) days inspect the Live Oak Property.  If Buyer agrees that the Live Oak Repairs have been completed in a good and workmanlike manner, no escrow shall be required.  If Buyer does not agree, the Live Oak Inspector (as defined below) shall inspect the Live Oak Property, and in the event the Live Oak Inspector agrees the Live Oak Repairs have been completed in a good and workmanlike manner, no escrow shall be required.  On or before the date that is ten (10) days prior to the Assumption Closing (or earlier pursuant to the preceding sentence), Buyer and Seller shall cause an independent third-party engineer or similar professional licensed in the State of Louisiana and mutually acceptable to Buyer and Seller (the “Live Oak Inspector”) to inspect the Live Oak Repairs (the “Live Oak Repairs Inspection”).  If, as a result of the Live Oak Repairs Inspection, the Live Oak Inspector determines that all of the Live Oak Repairs have been completed in a good and workmanlike manner, then at the Assumption Closing Escrow Holder shall disburse the Live Oak Escrow Funds to Seller.  If, as a result of the Live Oak Repairs Inspection, the Live Oak Inspector determines that the Live Oak Repairs have been completed in a good and workmanlike manner, the Live Oak Escrow Funds shall be released to Seller.  If, as a result of the Live Oak Repairs Inspection, the Live Oak Inspector determines that all, or any portion, of the Live Oak Repairs have not been completed in a good and workmanlike manner, then at the Assumption Closing Escrow Holder shall disburse to Buyer from the Live Oak Escrow Funds an amount equal to the cost (as determined by the Live Oak Inspector) to complete any such Live Oak Repairs that have not yet been completed in a good and workmanlike manner (the “Live Oak Repairs Costs”); provided, however, if the Live Oak Repairs Costs exceed the Live Oak Escrow Funds, Buyer shall receive at the Assumption Closing, in addition to the Live Oak Escrow Funds, a credit against the Purchase Price equal to the amount of such excess.  If the Live Oak Repairs Costs are less than the Live Oak Escrow Funds, then at the Assumption Closing Escrow Holder shall disburse to Seller such remaining portion of the Live Oak Escrow Funds.  The cost of the Live Oak Repairs Inspection and any fees of the Live Oak Inspector shall be divided equally between Buyer and Seller.

5.2Release and Waiver.

(a)Except for the specific representations and warranties of Seller set forth in Section 5.9 below or any of the documents to be delivered by Seller to Buyer pursuant to Section 2.5(b) above, Buyer hereby fully and forever releases, acquits and discharges Seller of and from, and hereby fully and forever waives any and all claims, actions, causes of action, suits, proceedings, demands, rights, damages, costs, expenses or other compensation whatsoever, whether known or unknown, direct or indirect, foreseeable or unforeseeable, absolute or contingent, that Buyer now has or may have or which may arise in the future arising out of, directly or indirectly, or in any way connected with the Property or any other matters relating to the Property, including, without limitation:  (A) except to the extent caused by any act or omission of Seller or any agent or representative of Seller after the Closing Date, any condition of environmental contamination or pollution at the Property, however and whenever occurring (including, without limitation, the contamination or pollution of any soils, subsoil media, surface waters or groundwaters at the Property) including, but not limited to, petroleum products, asbestos, lead-based paint, mold or fungi; (B) to the extent not already included in (A) above and except to the extent caused by any act or omission of Seller or any agent or representative of Seller after the Closing Date, the prior, present or future existence, release or discharge, or threatened release, of any Hazardous Materials at the Property, however and whenever occurring; (C) the violation of, or non-compliance with, any applicable law now or hereafter in effect, however or whenever occurring; (D) the condition of the soil at the Property; (E) the condition of Improvements including, without limitation, the structural integrity and seismic compliance of such Improvements; (F) the unintentional inaccuracy, unreliability, or incompleteness of, or any defect or mistake in, any Due Diligence Items; (G) to the extent not already covered by any of the foregoing clauses (A) through (F), above, the use, maintenance, development, construction, conversion of use, ownership or operation of the Property by Seller or any of Seller’s predecessor(s)-in-interest in the Property; (H) any matters arising from or relating to the leases; or (G) any matters based on Seller’s alleged superior knowledge.

(b)Except for any specific representations or warranties of Seller set forth in Section 5.9 below or any of the documents to be delivered by Seller to Buyer pursuant to Section 2.5(b) above, without limiting the scope or generality of the foregoing release and waiver provisions, those provisions shall specifically include and cover (1) any claim for or right to indemnification, contribution or other compensation based on or arising under any Environmental Law now or hereafter in effect, and (2) any claim for or based on trespass, nuisance, waste, negligence, negligence per se, strict liability, ultrahazardous activity, indemnification, contribution of other theory arising under the common law of the states where the Property is located or arising, under any applicable law now or hereafter in effect.

5.3Waiver of General Release Defenses.  Buyer hereby acknowledges that a general release may not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.  Nonetheless, Buyer hereby waives the provisions of any statute, principle of common law or case law which would limit the scope of the foregoing waiver and release, in connection with matters which are the subject of the foregoing waiver and release.

5.4Natural Hazards.  BUYER ACKNOWLEDGES THAT CERTAIN HAZARDS SUCH AS SINKHOLES, RADON AND OTHER NATURALLY OCCURRING HAZARDS MAY AFFECT THE PROPERTY.  BUYER ACKNOWLEDGES AND AGREES THAT BUYER WILL HAVE THE OPPORTUNITY TO INDEPENDENTLY EVALUATE AND INVESTIGATE WHETHER ANY OR ALL OF SUCH NATURAL HAZARDS AFFECT THE PROPERTY AND SELLER SHALL HAVE NO LIABILITIES OR OBLIGATIONS WITH RESPECT THERETO.  WITHOUT LIMITING THE FOREGOING, BUYER ACKNOWLEDGES AND AGREES THAT BUYER KNOWINGLY AND INTENTIONALLY WAIVES ANY DISCLOSURES, OBLIGATIONS OR REQUIREMENTS OF SELLER WITH RESPECT TO NATURAL HAZARDS.  BUYER REPRESENTS THAT BUYER HAS EXPERIENCE ACQUIRING AND CONDUCTING DUE DILIGENCE, AND THAT THIS WAIVER HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THE BARGAIN BETWEEN THE PARTIES.

5.5Lead Warning Statement.  EVERY BUYER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY ON WHICH A RESIDENTIAL DWELLING WAS BUILT PRIOR TO 1978 IS NOTIFIED THAT SUCH PROPERTY MAY PRESENT EXPOSURE TO LEAD FROM LEAD-BASED PAINT THAT MAY PLACE YOUNG CHILDREN AT RISK OF DEVELOPING LEAD POISONING.  LEAD POISONING IN YOUNG CHILDREN MAY PRODUCE PERMANENT NEUROLOGICAL DAMAGE, INCLUDING LEARNING DISABILITIES, REDUCED INTELLIGENCE QUOTIENT, BEHAVIORAL PROBLEMS, AND IMPAIRED MEMORY.  LEAD POISONING ALSO POSES A PARTICULAR RISK TO PREGNANT WOMEN.  THE SELLER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY IS REQUIRED TO PROVIDE THE BUYER WITH ANY INFORMATION ON LEAD-BASED PAINT HAZARDS FROM RISK ASSESSMENTS OR INSPECTIONS IN THE SELLER’S POSSESSION AND NOTIFY THE BUYER OF ANY KNOWN LEAD-BASED PAINT HAZARDS.  A RISK ASSESSMENT OR INSPECTION FOR POSSIBLE LEAD-BASED PAINT HAZARDS IS RECOMMENDED PRIOR TO PURCHASE.

By its execution of this Agreement, Buyer acknowledges that (a) it has read and understands the foregoing Lead Warning Statement, (b) it has reviewed, or during the Due Diligence Period will review, the Due Diligence Items concerning lead-based paint or lead-based paint hazards located on the Property, and (c) Seller has provided, or Buyer has independently obtained, a lead hazard information pamphlet in the form prescribed by the Environmental Protection Agency under Section 406 of the Toxic Substances Control Act.  Buyer shall conduct such studies and tests for lead-based paint during the Due Diligence Period as Buyer deems appropriate.  By its execution of this Agreement, Seller acknowledges that, to Seller’s knowledge, the statements contained herein and the information provided, or to be provided, to Buyer pursuant to the terms of this Agreement concerning lead-based paint and lead-based paint hazards are accurate.

5.6Radon.  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Additional information regarding radon and radon testing may be obtained from county public health units.

5.7Survival.  Buyer’s acknowledgements, consents, agreements and releases set forth in this Article 5 shall survive the Closing or the termination of this Agreement.

5.8Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Seller as follows:

(a)Buyer is a limited partnership duly organized, validly existing, and in good standing under the laws of Delaware, and as of the Closing Date, it or its designee will be authorized to transact business in the states where the Property is located, and has all requisite power and authority to carry out the transactions contemplated by this Agreement and has obtained all necessary approvals to authorize the transaction and consummate the transfer of the Property as herein contemplated.

(b)This Agreement has been duly authorized and approved by Buyer, has been duly and validly executed and delivered by Buyer and is a valid and legally binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relative to or affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether in equity or at law).

(c)The execution, delivery and performance of this Agreement by Buyer will not breach any statute or regulation of any governmental authority, and will not conflict with or result in a breach of or default under any of the terms, conditions or provisions of any order, writ, injunction, decree, agreement or instrument to which Buyer is a party.

(d)Buyer has the requisite financial wherewithal in order to consummate the transaction contemplated under this Agreement and to pay at Closing the Purchase Price.

Notwithstanding any other provisions of this Agreement and in addition to any of Seller’s remedies hereunder, the representations and warranties and the indemnity included in this Section 5.8 shall survive the Closing and the execution and delivery of the Deed for nine (9) months (the “Survival Period”).

5.9Representations and Warranties of Seller.  The matters set forth in this Section 5.9 constitute representations and warranties by Seller which are now and (subject to matters contained in any notice given pursuant to the next succeeding sentence) shall be true and correct at Closing.  If Seller, after the execution of this Agreement, learns of, or has a reason to believe that any of the representations and warranties contained in this Section 5.9 may cease to be true, Seller shall give prompt written notice to Buyer (which written notice shall include copies of the instrument, correspondence, or document, if any, upon which Seller's written notice is based).  Upon receiving such written notice, Buyer shall have the right to accept such revised representation and warranty and proceed with the Closing or to terminate this Agreement in which event Buyer shall be entitled to the return of the Deposit (including the Non-Refundable Portion) and, if such representation was intentionally or materially misleading when made, Seller shall reimburse Buyer’s Out of Pocket Costs within three (3) business days and the parties shall have no further obligations hereunder other than those which expressly survive the termination of this Agreement. As used in this Section 5.9, the phrase “to Seller’s knowledge” shall mean the actual, current knowledge of J. David Kelsey and Matthew A. Sharp, without any duty of inquiry.  There shall be no personal liability on the part of any of such individuals.  Each Seller, with respect to itself, its respective Individual Property and/or any IN/OH Property Owner, as applicable, represents and warrants to Buyer, as follows:

(a)Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of Delaware, and is authorized to transact business in the states where its Individual Property is located, and has all requisite power and authority to carry out the transactions contemplated by this Agreement and has obtained all necessary approvals to authorize the transaction and consummate the transfer of the Property as herein contemplated.

(b)Entity Seller has provided Buyer with true, correct and complete copies of the IN/OH Property Owner’s organizational documents (the “IN/OH Property Owner’s Organizational Documents”), as more particularly listed on Schedule 5.9(b), prior to the execution of this Agreement.  Except as described on Schedule 5.9(b), the IN/OH Property Owner’s Organizational Documents have not been modified, amended or supplemented and the same are in full force and effect.

(c)IN/OH Property Owner is a limited liability company duly organized, validly existing, and in good standing under the laws of Delaware, and is authorized to transact business in the state where its Individual Property is located.

(d)This Agreement has been duly authorized and approved by Seller, has been duly and validly executed and delivered by Seller and is a valid and legally binding agreement of Seller, enforceable against Seller in accordance with its terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relative to or affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether in equity or at law).

(e)The execution, delivery and performance of this Agreement by Buyer will not breach any statute or regulation of any governmental authority, and will not conflict with or result in a breach of or default under any of the terms, conditions or provisions of any order, writ, injunction, decree, agreement or instrument to which Seller is a party. None of the execution, delivery or performance of this Agreement by Seller does or will, with or without the giving of notice, lapse of time or both, violate, conflict with, constitute a default, result in a loss of rights, acceleration of payments due or creation of any lien upon the Limited Liability Company Interests or the Property.

(f)(i) There is no pending condemnation or similar proceeding affecting any part of the Property; and (ii) Seller has not received any written notice of, nor does Seller have knowledge of, any threatened condemnation or similar proceeding affecting any part of the Property.

(g)Seller has not received written notice from any governmental authority that the Property is not in compliance with all applicable laws, except for such failures to comply, if any, which have been remedied prior to the Effective Date.  To the best of Seller’s knowledge, the Property is in material compliance with all applicable laws.

(h)Other than as set forth on Schedule 5.9(h) hereof, (i) there is no pending litigation or administrative proceedings affecting the Seller or Property; and (ii) Seller has not received any written notice of, nor does Seller have knowledge of, any pending litigation or administrative proceedings affecting the Seller or Property.

(i)Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

(j)Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) and any related regulations.

(k)The rent roll for the Property attached hereto as Schedule 5.9(k)-1 is true, correct and complete in all material respects as of the date set forth therein.  Seller has provided or made available to Buyer with true, correct and complete copies of each of the tenant leases listed on the rent roll including all amendments and modifications thereto (collectively, the “Leases”), prior to the execution of this Agreement.  Other than as set forth on Schedule 5.9(k)-2 hereof, (i) no tenant is in arrears more than thirty (30) days with respect to any payment obligations under its Lease; and (ii) neither Seller nor, to Seller’s knowledge, the applicable tenant is otherwise in default in any material respect of the terms and conditions under the Leases.  Other than the Leases, there are no contracts, written or otherwise, with any individual, partnership, corporation, limited liability company, trust, estate, or unincorporated organization, or other entity, or a government or agency or political subdivision thereof (each, a “Person”) for the occupancy of all or any portion of the Real Property.

(l)The list of contracts or servicing agreements affecting the Property (the “Property Contracts”) attached hereto as Schedule 5.9(l) is a true, correct and complete list of Property Contracts to which Seller is a party or which otherwise affect the Property. Seller has provided or made available to Buyer with true, correct and complete copies of each of the Property Contracts prior to the execution of this Agreement.  Neither Seller nor, to Seller’s knowledge, the applicable vendor is in default in any material respect of the terms and conditions under the Property Contracts.  Other than the Service Contracts, there are no contracts, written or otherwise, with any Person, firm, labor union or entity for maintenance, labor, materials, supplies or services at the Property.  There are, and will be as of Closing Date, no past due amounts under the Property Contracts that Buyer either elects, or is required, to assume at Closing.

(m)Seller is currently in compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with, the regulations of the Office of Foreign Assets Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(k)There are no pending special assessments affecting the Property and to Seller’s knowledge none are threatened against Seller or the Property.

(l)There are no options or rights in any party, other than Buyer, to purchase, or acquire any fee ownership interest in the Property.

(m) The Seller has received no notices of violation of any Environmental Law and to Seller’s knowledge no Hazardous Material is located on the Property.  Seller has heretofore delivered to Buyer all environmental audit reports covering the Property in Seller’s possession or control.  Seller makes no representation or warranties as to any previous or present generation, storage, disposal or existence of any oil, petroleum products, or other hazardous materials, as defined under applicable Environmental Laws (collectively, “Hazardous Materials”) in, on, under or about the Property.

(n)Based on Seller’s title policies, the Property is separately assessed for real property tax assessment purposes and is not combined with any other real property for such tax assessment purposes.  The Property is not subject to or affected by, and Seller has not received notice of any contemplated or actual, re-assessments of the Property or any part thereof for general real estate tax purposes or special assessment purposes, nor has Seller filed, or contracted with any party to investigate or file, any tax assessment appeal.  All property tax returns required to be filed by Seller or the IN/OH Property Owner relating to the Property under any Law have been, or will be, as the case may be, truthfully, correctly and time filed.  There are no pending tax appeals affecting the Property.

(o)Other than the Condominium located at the Kensington Property, no portion of the Property is subject to a condominium regime.  The Kensington Property Owner owns all Units of the Condominium.

(p)The Seller has no employees.  Seller has not, and will not, represent to the employees of its property manager that Buyer or its independent manager will hire Seller’s employees on or after the Closing Date.

(q)(i) Seller is not an “employee benefit plan”, as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (ii) Seller is not a “governmental plan” within the meaning of Section 3(32) of ERISA, (iii) transactions by or with Seller are not and will not be subject to any state statute, regulation or ruling regulating investments of, or fiduciary obligations with respect to, governmental plans, and (iv) none of the assets of Seller constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 , as modified by Section 3(42) of ERISA.

(r)Seller is not undertaking any capital expenditures work at the Property other than in the ordinary course of business, consistent with past practice.

(s)The consummation of the transaction contemplated by this Agreement will not render Seller insolvent or constitute a fraudulent conveyance or fraudulent transfer under any applicable law.  Seller has not made any general assignment for the benefit of Seller’s creditors.  No proceeding seeking (i) relief for Seller under any bankruptcy or insolvency law, (ii) the rearrangement or readjustment of Seller’s debt, (iii) the appointment of a receiver, custodian, liquidator or trustee to take possession of substantially all of the assets of Seller, or (iv) the liquidation of Seller has been commenced, is planned by Seller or has been threatened by any other Person.

(t)Seller’s insurance policies (including, without limitation, Seller’s casualty insurance and lost rent insurance) covering the Property, are in full force and effect, all premiums due with respect thereto have been paid, and no notice of cancellation has been received with respect thereto.

(u)The Limited Liability Company Interests represent all of the outstanding limited liability company interests of the IN/OH Property Owner.  The Limited Liability Company Interests have been duly authorized and validly issued in accordance with the IN/OH Property Owner’s Organizational Documents and applicable laws.  As to each IN/OH Property Owner, (i) there are no outstanding securities convertible into or exchangeable for limited liability company interests, (ii) no outstanding subscription rights, options, warrants or other agreements providing for the sale, issuance or purchase (contingent or otherwise) of limited liability company interests, (iii) no calls, commitments or claims of any character relating to limited liability company interests, and (iv) no other agreements which could obligate the IN/OH Property Owner to transfer any ownership interest of itself, or to issue or sell additional limited liability company interests.

(v) Entity Seller is the legal and beneficial owner of the Limited Liability Company Interests, and, at Closing, title to such Limited Liability Company Interest shall be conveyed to Buyer or its designee(s) free and clear of any liens.

(w)Each of the Assumable Loans and its respective Loan Documents are valid and binding agreements of the Hartshire Property Owner, the Brunswick Seller and the Creekside Seller, as applicable, and, to the Seller’s knowledge, valid and binding agreements of the other party or parties thereto, and each of the Assumable Loans and its respective Loan Documents are in full force and effect.  None of the Hartshire Property Owner, the Brunswick Seller and the Creekside Seller are in default under the terms of its respective Assumable Loan, and, to the Seller’s knowledge, no other Person is in default under any of the Loan Documents.  True, correct and complete copies of all of the Loan Documents have been provided to Buyer prior to the execution of this Agreement.  Except as listed on Exhibits B-1 through B-3 attached hereto, the Loan Documents have not been amended or modified in any respect, other than miscellaneous assignment documents pursuant to which each of the loans has been sold into a securitization trust.

(x)Entity Seller has made available to Buyer (1) true, correct and complete copies (in all material respects) of the annual financial statements for each of the Property Owners for the year ended December 31, 2016 (each a “Financial Statement”), and (2) true, correct and complete copies (in all material respects) of the balance sheet and statement of income for each of the Property Owners for the quarter ended June 30, 2017.  Each Financial Statement is fairly represented in conformity with generally accepted accounting principles, and includes all disclosures necessary for such presentation and disclosures required to be included therein by the laws and regulations to which the applicable Property Owner is subject.

(y)Entity Seller has filed within the time and in the manner prescribed by law any required return required to be filed with any taxing authority, including any schedule or attachment thereto or any amendment thereof (the “Tax Returns”).  All Tax Returns filed by the IN/OH Property Owner are true, correct and complete in all material respects.  The IN/OH Property Owner has paid in full all taxes of whatever kind or nature for the periods covered by such Tax Returns.  There are no tax liens, whether imposed by the United States, any state, local, or other taxing authority, outstanding against the IN/OH Property Owner, or any of its respective assets.

(z)To Seller’s knowledge, the representations set forth in the Auditor Representation Letter are true and correct.

(aa) The IN/OH Property Owner has at all times during its existence been properly treated as a “disregarded entity” and not as an association taxable as a corporation for federal income tax purposes.

(bb)To Seller’s knowledge, there are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use or operation of the Property which could give rise to any mechanic's or materialmen's or other statutory lien against the Property, or any part thereof, for which Buyer or its designee(s) will be responsible after the Closing; provided that if any such charge, debt, liability, claim or obligation arises prior to Closing, the same shall not be a default by Seller hereunder so long as the same is paid or discharged by Seller at or prior to Closing.

(cc)Each Property Owner owns or will own the Personal Property related to its Individual Property free and clear of all liens and encumbrances.

(dd)From the date of each Property Owner’s formation to the Closing Date, (i) each such Property Owner has maintained its status as a bankruptcy remote single purpose entity; and (ii) each Property Owner has conducted its operations in material compliance with the single-purpose entity covenants set forth in its organizational documents and any loan documents to which it is or, has at any time been, a party. Each Property Owner has at all times during its existence been a single-member Delaware limited liability company.

Notwithstanding any other provisions of this Agreement and in addition to any of Buyer’s other remedies hereunder, the representations and warranties and the indemnity included in this Section 5.9 shall survive the Closing and the execution and delivery of the Deed for the Survival Period. Seller’s liability hereunder shall be subject to the terms of Section 6.24 hereof.

ARTICLE 6
MISCELLANEOUS

6.1Covenants of Seller Pending Closing.

(a)During the term of this Agreement, Seller will continue to manage, operate, lease and maintain the Property in substantially the same manner it has before the execution of this Agreement and shall keep Seller’s insurance policies covering the Property in full force and effect at all times from the Effective Date through the Closing Date.  Any rental unit that becomes vacant more than five (5) days prior to the Closing Date shall be prepared and made in Rent Ready Condition (as defined below).  Failure to comply with the covenant in the foregoing sentence shall not be a default under this Agreement, provided that, subject to the penultimate sentence of this Section 6.1(a), Buyer shall receive a credit equal to One Thousand Five Hundred and 00/100 Dollars ($1,500.00) for each unit that becomes vacant more than five (5) days prior to the Closing but is not prepared and made in Rent Ready Condition as of the Closing Date.  In addition to the foregoing, subject to the penultimate sentence of this Section 6.1(a), Buyer shall receive a credit equal to Seven Hundred Fifty and 00/100 Dollars ($750.00) for each unit that becomes vacant within five (5) days prior to the Closing unless the same is made in Rent Ready Condition.  Buyer shall have access to each vacant unit at the Property two (2) days prior to the Closing to confirm that such units are in Rent Ready Condition as required herein.   As used herein, the term “Rent Ready Condition” shall mean that the applicable unit has been cleaned, all drywall within such unit has been patched, painted and is free of holes or other damage, all carpet and other flooring within such unit is free of stains and without visible wear and tear, all appliances are present in such unit and in good working order, all HVAC, plumbing and electric servicing such unit is in good working order, all doors and windows in such unit are free of damage and in good working order and such unit is otherwise free of significant damage.  Notwithstanding anything to the contrary set forth herein, if following Buyer’s inspection of the vacant units Buyer identifies any missing appliances, significant damage or other material conditions the cost of which to repair or replace would exceed the applicable credit for a vacant unit to which Buyer is entitled above, Buyer shall receive an additional credit at the Closing in the amount of such excess as mutually agreed upon between Buyer and Seller.  Except as otherwise approved by Buyer in its reasonable discretion, all new leases entered into after the Effective Date shall be (i) arms-length transactions at current market rents consistent with Seller’s past practices with respect to the applicable class of units at the Property, (ii) on Seller’s standard form of lease, (iii) for a term of twelve (12) months, and (iv) with no ongoing or material upfront rent concessions (collectively, the “Leasing Parameters”).

(b)Notwithstanding the terms of subsection (a) above:

(i)After the expiration of the Due Diligence Period, (i) without the consent of Buyer, which may be withheld in Buyer’s sole and absolute discretion, Seller will not enter into any new service agreement or contract affecting any Individual Property that cannot be terminated without a fee and/or without more than thirty (30) days’ notice; and (ii) without the consent of Buyer, which consent shall not be unreasonably withheld, Seller will not enter into any new service agreement or contract affecting the Property that can be terminated without a fee and upon not more than thirty (30) days’ notice;

(ii)After the expiration of the Due Diligence Period, without the consent of Buyer, which may be withheld in Buyer’s sole and absolute discretion, none of the leases affecting the Property will be amended to reduce the rents or other charges thereunder or will be renewed for rents or other charges which are less than those payable prior to such renewal; and

(iii)The failure of Buyer to respond to a request for its consent to an agreement or contract, or an amendment or extension of a lease, or a new lease that does not meet the Leasing Parameters, within three (3) business days of Seller’s request therefor shall be deemed to constitute Buyer’s consent thereto.

(iv)Seller will not remove any personalty from the Property, other than office supplies, cleaning supplies and other similar items utilized in the ordinary course of business and items of equipment and other personalty which are replaced by Seller with an item of the same or better quality in the ordinary course of business;

(v)Seller will not alter or amend in any way which would be binding upon Buyer or the Property after the Closing, the zoning or any other governmental approval or permit affecting the Property; and

(vi)Seller will not file, or contract with any party to investigate or file, any tax assessment appeal with respect to any Individual Property.

6.2Risk of Physical Loss.  Buyer shall be obligated to acquire an Individual Property pursuant to this Agreement, notwithstanding that such Individual Property is damaged by fire or other casualty prior to the Closing Date, provided that (i) such Individual Property can be repaired for less than ONE MILLION DOLLARS ($1,000,000.00) and the applicable damage does not materially and adversely affect access to parking or any of the Improvements located on such Individual Property, (ii) the cost to repair such damage is covered by insurance maintained by or for Seller, (iii) Seller assigns to Buyer all insurance proceeds, other than proceeds expended in restoration and repair by Seller and rental loss proceeds applied to rents accruing through the Close of Escrow, and (v) Seller credits to the account of Buyer in Escrow, the amount of any deductible under Seller’s insurance (not to exceed the cost of repair).  Any such casualty is hereinafter referred to as a “non-material insured casualty”.  In the event of casualty damage to any Individual Property, other than a non-material insured casualty, Buyer may, at its option, either terminate this Agreement solely with respect to such Individual Property by giving written notice of such termination to Seller within ten (10) days of Buyer’s receipt of written notice of such casualty from Seller, in which event Buyer shall receive a return of a portion of the Deposit as calculated based upon a fraction the numerator of which is the Individual Property Allocation for the applicable Individual Property and the denominator of which is the Purchase Price, and this Agreement shall remain in full force and effect with respect to the remainder of the Property, or elect to proceed with its purchase of the Property, in which event Seller shall transfer and assign to Buyer all insurance proceeds and all rights to receive insurance proceeds by reason of such damage through Escrow, other than proceeds expended in restoration and repair by Seller and rental loss proceeds applied to rents accruing through the Closing Date and shall credit Buyer’s account in Escrow the amount of any deductible under Seller’s insurance (not to exceed the cost of repair).  If the right to receive any such insurance proceeds to be assigned to Buyer is not assignable by Seller to Buyer, Buyer may either terminate this Agreement solely with respect to such Individual Property by giving written notice of such termination to Seller within ten (10) days of Buyer’s receipt of written notice from Seller that such insurance proceeds are not assignable, in which event Buyer shall receive a return of a portion of the Deposit as calculated based upon a fraction the numerator of which is the Individual Property Allocation for the applicable Individual Property and the denominator of which is the Purchase Price, or elect to close the Escrow, in which event Seller shall promptly deliver to Buyer the proceeds of any such insurance received by it following the Close of Escrow, except to the extent such proceeds are in reimbursement for restoration and repair costs incurred or to be incurred by Seller prior to the Close of Escrow and/or rental loss proceeds for rents accruing prior to the Close of Escrow. Notwithstanding any provision to the contrary in this Section 6.2, the Non-Refundable Portion shall remain unaffected by a partial termination hereunder and shall continue to be held by the Escrow Holder.

6.3Condemnation.  In the event that, prior to the Close of Escrow, any governmental entity shall commence any actions of eminent domain or similar type proceedings to take any material portion of any Individual Property (i.e., one for which the condemnation award is One Million and 00/100 Dollars ($1,000,000.00 or more) or access to the parking area or any building is materially or adversely effected or permanent use of any apartment unit is eliminated, Buyer shall have the option either to (i) elect not to acquire such Individual Property, in which event Buyer shall receive a return of a portion of the Deposit as calculated based upon a fraction the numerator of which is the Individual Property Allocation for the applicable Individual Property and the denominator of which is the Purchase Price, or (ii) complete the acquisition of the Property, in which case Buyer shall be entitled to all the proceeds of such taking. Notwithstanding any provision to the contrary in this Section 6.3, the Non-Refundable Portion shall remain unaffected by a partial termination hereunder and shall continue to be held by the Escrow Holder.

6.4Intentionally Omitted.

6.5Attorneys’ Fees.  In the event of any action or legal proceeding between Buyer and Seller seeking enforcement or interpretation of any of the terms and conditions to this Agreement, or otherwise in connection with the Property, the prevailing party, whether by fixed judgment or settlement (and whether or not prosecuted to completion), shall be entitled to recover, in addition to damages, injunctive or other relief, its reasonable costs and expenses, including, but not limited to, reasonable attorneys’ fees, court costs, expert witness fees and costs of appeal at all levels.

6.6Waiver of Jury Trial.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly relating to this Agreement whether based on contract, tort or any other theory.

6.7Notices.  All written notices under this Agreement shall be effective upon (i) personal delivery to Buyer or Seller, as the case may be, or (ii) e-mail transmission with a hard copy deposited in United States mail, or (iii) one (1) business day after deposit with an overnight courier service (e.g., Federal Express), or (iv) three (3) business days after deposit in the United States mail, registered, certified, postage fully prepaid and addressed to the respective parties as follows:

To Buyer:	Independence Realty Operating Partnership, LP
c/o Independence Realty Trust

Two Liberty Place
50 S. 16th Street, Suite 3575
Philadelphia, Pennsylvania 19102
Attn: Jessica K. Norman, Esq.
Telephone No.: (267) 270-4812 E-mail: jnorman@irtliving.com

Copy to:	Ledgewood
Two Commerce Square, Suite 3400
2001 Market Street
Philadelphia, Pennsylvania 19103
Attn: Brian L. Murland, Esq.
Telephone No.: (215) 790-2383 E-mail: bmurland@ledgewood.com

To Seller:	c/o Hamilton Point Investments LLC
2 Huntley Road
Old Lyme, Connecticut 06371
Attn: Matthew Sharp / J. David Kelsey
Telephone No.: (860) 598-4301 / (860) 598-4302 E-mail: sharp@hamiltonptinv.com / kelsey@hamiltonptinv.com

Copy to:	O’Halloran Ryan PLLC
275 Madison Avenue, 36th Floor
New York, New York 10016
Attn: Neil O’Halloran
Telephone No. (212) 953-1856
E-mail: neil@ohalloranryan.com

or to such other address as the parties may from time to time designate in writing.

6.8Entire Agreement.  This Agreement and the items incorporated herein contain all the agreements of the parties hereto with respect to the matters contained herein; and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose.  No provisions of this Agreement may be amended or modified in any manner whatsoever except by an agreement in writing signed by duly authorized officers or representatives of each of the parties hereto.

6.9Successors.  The terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of the respective parties hereto.

6.10Assignment.

(a)By Seller.  Seller shall not be permitted to assign this Agreement and its rights, duties and obligations hereunder.

(b)By Buyer.  Except as provided in this Section, Buyer may not assign this Agreement and/or its rights hereunder without the consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion.  Any purported assignment without such consent shall be void.  Buyer shall be permitted, however, to assign this Agreement and the right to purchase the Property to a Buyer Affiliate without the consent or approval of Seller provided that Seller is given written notice of such assignment at least three (3) days prior to the Closing Date and, at the request of Seller, Buyer provides a certification that such assignee is a Buyer Affiliate, and such Buyer Affiliate agrees in writing to be bound by the Agreement.  For purposes of this Agreement, “Buyer Affiliate” means any entity that is directly or indirectly controlled by Buyer or an affiliate or subsidiary of Independence Realty Trust (as a manager, general partner, or other similar capacity) and in which Buyer owns a majority economic interest.  Buyer shall not be released and discharged from any liability or obligations under this Agreement on account of such assignment.

6.11Governing Law; Jurisdiction.  This Agreement shall be governed by the laws of the State of New York and any questions arising hereunder shall be construed or determined according to such laws. Any action, suit or proceeding arising out of this Agreement or the transactions contemplated by this Agreement shall be brought exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York located in New York City, New York except in the case of a suit for specific performance pursuant to Section 4.12 hereof, which shall be brought in a court of competent jurisdiction in the state of the Individual Properties, and Seller and Buyer agree that such courts are the most convenient forum for resolution of any such action and further agree to submit to the jurisdiction of such courts and waive any right to object to venue in such courts.

6.12Headings.  Headings at the beginning of each numbered Article and Section of this Agreement are solely for the convenience of the parties and are not a part of this Agreement.

6.13Time.  Time is of the essence of this Agreement, it being understood that each date set forth herein and the obligations of the parties to be satisfied by such date have been the subject of specific negotiation by the parties.

6.14Time Period Computations.  All periods of time referred to in this Agreement shall include all Saturdays, Sundays and New York state or national holidays, unless the reference is to business days, in which event such weekends and holidays shall be excluded in the computation of time, and provided that if the last day to perform any act or give any notice with respect to this Agreement shall fall on a Saturday, Sunday or New York state or national holiday, such act or notice shall be deemed to have been timely performed or given on the next succeeding business day.

6.15Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Signatures may be exchanged by facsimile or electronic mail, and each party agrees to be bound by its own facsimile or electronic signature and to accept the facsimile or electronic signatures of the other party.

6.16Brokerage Commissions.  Each party represents and warrants that, other than KeyBanc Capital Markets (“Broker”), neither party has retained any brokers or finders to represent its interests in connection with this transaction.  Seller shall, upon the Close of Escrow, pay a brokerage commission to Broker pursuant to a separate agreement, if and only if Escrow closes and not otherwise.  Except as provided above, each party agrees to indemnify and hold the other harmless from and against all liabilities, costs, damages and expenses, including, without limitation, reasonable attorneys’ fees, resulting from any claims or fees or commissions, based upon agreements by it, if any, to pay any additional broker’s commission and/or finder’s fee.

6.17Information Report.  Escrow Holder shall file and Buyer and Seller agree to cooperate with Escrow Holder and with each other in completing any report (“Information Report”) and/or other information required to be delivered to the Internal Revenue Service pursuant to Internal Revenue Code Section 6045(e) regarding the real estate sales transaction contemplated by this Agreement, including, without limitation, Internal Revenue Service Form 1099-B as such may be hereinafter modified or amended by the Internal Revenue Service, or as may be required pursuant to any regulation now or hereinafter promulgated by the Treasury Department with respect thereto.  Buyer and Seller also agree that Buyer and Seller, their respective employees and attorneys, and Escrow Holder and its employees may disclose to the Internal Revenue Service, whether pursuant to such Information Report or otherwise, any information regarding this Agreement or the transaction contemplated herein as such party reasonably deems to be required to be disclosed to the Internal Revenue Service by such party pursuant to Internal Revenue Code Section 6045(e), and further agree that neither Buyer nor Seller shall seek to hold any such party liable for the disclosure to the Internal Revenue Service of any such information.

6.18INDEPENDENT COUNSEL.  EACH PARTY TO THIS AGREEMENT ADMITS, ACKNOWLEDGES AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH AND BE REPRESENTED BY INDEPENDENT COUNSEL OF SUCH PARTY’S CHOICE IN CONNECTION WITH THE NEGOTIATION AND EXECUTION OF THIS AGREEMENT.  EACH PARTY HAS REVIEWED AND REVISED THIS AGREEMENT AND, THEREFORE, THE RULE OF CONSTRUCTION REQUIRING THAT ANY AMBIGUITY BE RESOLVED AGAINST THE DRAFTING PARTY SHALL NOT BE EMPLOYED IN THE INTERPRETATION OF THIS AGREEMENT.  EACH PARTY FURTHER ADMITS, ACKNOWLEDGES AND REPRESENTS THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR STATEMENT MADE BY ANY OF THE ATTORNEYS OF THE OTHER PARTY WITH REGARD TO THE SUBJECT MATTER, BASIS, OR EFFECT OF THIS AGREEMENT.

6.19Acceptance of Deed.  Acceptance of the Deed by Buyer shall be deemed to fully and completely discharge any and all obligations of Seller hereunder and the terms of this Agreement shall merge into such Deed, other than those obligations, if any, which expressly survive the Closing pursuant to the terms of this Agreement.

6.20Buyer’s Delivery of Work Product.  In the event this Agreement is terminated for any reason prior to the Closing (other than by reason of a Seller default), if requested by Seller, Buyer shall, promptly deliver and assign to Seller, at no material cost to Seller, copies of all entitlements, applications, submittals, reports, surveys, studies, analyses, improvement plans, drawings, specifications, and other plans, reports and materials generated by or for Buyer with respect to the Property.

6.21Intentionally Omitted.

6.22No Third Party Beneficiary.  No term or provision of this Agreement is intended to, or shall be, for the benefit of any Person not a party hereto and no such Person shall have any right or cause of action hereunder.

6.23Limited Liability.  The obligations of Seller under this Agreement and under all of the documents referenced herein are intended to be binding only on the assets of Seller and Guarantor (as defined in Section 6.23 below) and shall not be personally binding upon, nor shall any resort be had to, the private properties of any member of Seller or any trustee, partner, member, manager, officer, director, employee or affiliate of Seller.

6.24Seller's Maximum Aggregate Liability; Minimum Claim.

(a)Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of Seller for Seller’s breaches of representations and warranties herein, or in any documents executed by Seller at Closing shall not exceed Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) in the aggregate.  In addition, Buyer acknowledges and agrees that Seller shall have no liability for, and Buyer shall not make any claim on account of, any breach of any representation or warranty herein except to the extent the aggregate measure of such claims exceeds Fifty Thousand and 00/100 Dollars ($50,000.00).  Notwithstanding the foregoing or anything to the contrary contained in this Agreement, if the Close of Escrow occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller or Guarantor for damages that Buyer may incur, or to rescind this Agreement and the transaction, as the result of any of Seller's representations or warranties being untrue, inaccurate or incorrect if Buyer had actual knowledge that such representation or warranty was untrue, inaccurate or incorrect at the time of the Close of Escrow. The provisions of this Section 6.24 shall survive the Closing.

(b)In consideration of Buyer’s execution of this Agreement, Entity Seller (“Guarantor”) hereby absolutely, unconditionally and irrevocably guarantees to Buyer and its assignees any liability of Seller arising from Seller’s misrepresentation under Section 5.9 hereof, subject in all cases to the cap on liability set forth in clause (a) above.  Guarantor hereby covenants and agrees to (a) continue as an entity in good standing during the Survival Period or, if any claim is properly filed by Buyer during the Survival Period in respect of Seller’s representations and warranties set forth in Section 5.9 hereof, then until the resolution of such claim, and (b) remain adequately capitalized so that Guarantor shall be able to satisfy the payment and performance of any claim asserted by Buyer during the Survival Period in respect of Seller’ representations and warranties set forth in Section 5.9 hereof.  Guarantor represents and acknowledges that Guarantor owns a substantial interest in Property Seller and the IN/OH Property Owner, that Guarantor will derive substantial benefits from the execution of this Agreement and the transactions contemplated thereby, and that Guarantor’s agreement to be bound hereby is a material inducement and condition to Buyer’s execution of this Agreement.

6.25Conditions to Closing.  It shall be a condition of Closing that Seller has complied with all of its obligations set forth in this Agreement, that all of Seller’s representations and warranties be true and correct at Closing and that the Title Company is prepared to issue a title policy to Buyer in accordance with Buyer’s Title Notice.

6.26Incorporation.  Each of the Exhibits and Schedules as attached to this Agreement, is incorporated herein and made a part hereof.

[Remainder of page intentionally left blank.]

Execution Copy

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first above written.

PROPERTY SELLER:

HPI LIVE OAK TRACE LLC, a Delaware limited liability company

By: /s/Matt Sharp

Name: Matt Sharp

Title:   Authorized Signatory

HPI TIDES LLC, a Delaware limited liability company

By: /s/Matt Sharp

Name: Matt Sharp

Title:   Authorized Signatory

HPI TIDES LAND LLC, a Delaware limited liability company

By: /s/Matt Sharp

Name: Matt Sharp

Title:   Authorized Signatory

HPI HUNTERSTONE LLC, a Delaware limited liability company

By: /s/Matt Sharp

Name: Matt Sharp

Title:   Authorized Signatory

HPI CHERRY GROVE LLC, a Delaware limited liability company

By: /s/Matt Sharp

Name: Matt Sharp

Title:   Authorized Signatory

HPI CREEKSIDE LLC, a Delaware limited liability company

By: /s/Matt Sharp

Name: Matt Sharp

Title:   Authorized Signatory

ENTITY SELLER:

HPI REAL ESTATE OPPORTUNITY FUND III, LLC, a Delaware limited liability company

By: /s/J. David Kelsey

Name: J. David Kelsey

Title:   Authorized Signatory

BUYER:

INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	Independence Realty Trust, Inc., its general partner

By:       /s/James Sebra

Name:  James Sebra

Title:    Chief Financial Officer

ACCEPTANCE BY ESCROW HOLDER

The undersigned hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Purchase and Sale Agreement and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

Dated:  September 7, 2017

LAND SERVICES USA, INC.

By:/s/Alison Zugschwert

Name: Alison Zugschwert

Title: Title Officer

Execution Copy

JOINDER BY GUARANTOR

Guarantor hereby executes this Agreement solely for the purpose of acknowledging and agreeing to be bound by the provisions of Section 6.24(b) of this Agreement.

HPI REAL ESTATE OPPORTUNITY FUND III, LLC, a Delaware limited liability company

By: /s/J. David Kelsey

Name: J. David Kelsey

Title:   Authorized Signatory

SCHEDULE 1

Property Owner	Property Name	Address
HPI Live Oak Trace LLC (the “Live Oak Seller”)	Live Oak Trace (the “Live Oak Property”)	7615 Magnolia Beach Rd., Denham Springs, LA 70726
HPI Tides LLC (the “Tides Seller”)	Tides At Calabash (the “Tides Property”)	7112 Town Center Rd., Sunset, NC 26468
HPI Tides Land LLC (the “Tides Vacant Land Seller”)	Tides Vacant Land	N/A
HPI Cherry Grove LLC (the “Cherry Grove Seller”)	Cherry Grove Commons (the “Cherry Grove Property”)	1100 David Street, North Myrtle Beach, SC 29582
HPI Hunterstone LLC (the “Brunswick Point Seller”)	Brunswick Point (the “Brunswick Point Property”)	1001 Hunterstone Dr., Leland, NC 28451
HPI Creekside LLC (the “Creekside Seller”)	Creekside Corners Apartments (the “Creekside Property”)	5301 West Fairington Pkwy., Lithonia, GA 30038
HPI Schirm Farms LLC (the “Schirm Farms Property Owner”)	Schirm Farms (the “Schirm Farms Property”)	5340 Saddler Way, Canal Winchester, OH 43110
HPI Hartshire LLC (the “Hartshire Property Owner”)	Hartshire Lakes (the “Hartshire Property”)	3170 Hartshire South Dr., Bargersville, IN 46106
HPI Kensington Commons LLC (the “Kensington Property Owner”)	Kensington Commons Residences (the “Kensington Property”)	6300 Refugee Rd., Canal Winchester, OH 43110
HPI Riverchase LLC (the “Riverchase Property Owner”)	Riverchase Apartments (the “Riverchase Property”)	2730 Riverchase Dr., Indianapolis, IN 46214

Schedule 4.9(c)

TRANSFER/DOCUMENTARY STAMP TAX, TITLE PREMIUM AND SEARCH AND EXAM FEE ALLOCATIONS

STATE	TRANSFER TAXES	OWNER’S POLICY PREMIUM	SEARCH AND EXAM FEES
INDIANA	NONE	SELLER PAYS	SELLER PAYS
OHIO	SELLER PAYS	DIVIDED EQUALLY BETWEEN BUYER AND SELLER	SELLER PAYS
NORTH CAROLINA	SELLER PAYS	BUYER PAYS	BUYER PAYS
SOUTH CAROLINA	SELLER PAYS	BUYER PAYS	BUYER PAYS
LOUISIANA	NONE	BUYER PAYS	BUYER PAYS
GEORGIA	SELLER PAYS	DIVIDED EQUALLY BETWEEN BUYER AND SELLER	BUYER PAYS

Schedule 5.1(c)

LIVE OAK REPAIRS

Schedule 5.9(b)

IN/OH PROPERTY OWNER’S ORGANIZATIONAL DOCUMENTS

[TO COME]

1

Schedule 5.9(h)

PENDING LITIGATION

1.	Khalil Johnson, individually and on behalf of other similarly situated individuals v Mike Williams, an individual and Fowler, Hein, Cheatwood & Williams, PA.

United States District Court, Northern District of Georgia Civil Action File No. 17-cv-00349-LMM-CMS. Notice of Lawsuit Seeking Damages pursuant to the Fair Debt Collection Practices Act (FDCPA) and seeking Class Action.

This is a former resident at the Creekside Property who defaulted on the lease, eviction proceedings were brought, and this resident has now suit. This is not a material suit and will be resolved prior to closing.

2

Schedule 5.9(k)-1

RENT ROLL

3

Schedule 5.9(k)-2

ARREARAGE REPORT

4

Schedule 5.9(l)

PROPERTY CONTRACTS

5

EXHIBIT “A-1”

LEGAL DESCRIPTION OF LIVE OAK PROPERTY

6

EXHIBIT “A-2”

LEGAL DESCRIPTION OF TIDES PROPERTY

7

EXHIBIT “A-3”

LEGAL DESCRIPTION OF TIDES VACANT LAND PROPERTY

8

EXHIBIT “A-4”

LEGAL DESCRIPTION OF CHERRY GROVE PROPERTY

9

EXHIBIT “A-5”

LEGAL DESCRIPTION OF BRUNSWICK POINT PROPERTY

10

EXHIBIT “A-6”

LEGAL DESCRIPTION OF CREEKSIDE PROPERTY

11

EXHIBIT “A-7”

LEGAL DESCRIPTION OF SCHIRM FARMS PROPERTY

12

EXHIBIT “A-8”

LEGAL DESCRIPTION OF HARTSHIRE PROPERTY

13

EXHIBIT “A-9”

LEGAL DESCRIPTION OF KENSINGTON PROPERTY

14

EXHIBIT “A-10”

LEGAL DESCRIPTION OF RIVERCHASE PROPERTY

15

Exhibit B-1

Loan Documents – Hartshire Property Owner

1.	Promissory Note dated December 19, 2014 from the Hartshire Property Owner to Rialto Mortgage Finance, LLC, as lender (“Rialto”), in the original principal amount of $16,000,000.00;
2.	Loan Agreement dated December 19, 2014 between the Hartshire Property Owner and Rialto;
3.	Mortgage, Assignment of Leases and Rents, Fixture Filing and Security Agreement, dated December 19, 2014 by Hartshire Seller to Rialto;
4.	Limited Warranty Deed dated December 17, 2014 between Hartshire Property Owner and Monty Titling Trust 1;
5.	Guaranty of Recourse Obligations dated as of December 19, 2014 by Matthew A. Sharp and J. David Kelsey (collectively, the “Guarantor”) for the benefit of Rialto;
6.	Environmental Indemnity Agreement dated as of December 19, 2014 by Hartshire Property Owner and Guarantor in favor of Rialto;
7.	Assignment of Leases and Rents dated December 19, 2014 by Hartshire Property Owner to Rialto;
8.

Assignment of Management Agreement and Subordination of Management Fees dated December 19, 2014 by Hartshire Property Owner to Rialto, consented and agreed to by Hamilton Point Property Management LLC;

9.	Restricted Account Agreement (Springing Cash Management Account) dated December 19, 2014 by and among Hartshire Property Owner, Rialto and Wells Fargo Bank, National Association;
10.	Deposit Account Control Agreement (Springing Lockbox) dated December 19, 2014 by and among Hartshire Property Owner, Rialto and Wells Fargo Bank, National Association;
11.	Borrower’s Certification dated December 19, 2014 by Hartshire Property Owner;
12.	(2) Two UCC-1 Financing Statements naming Hartshire Property Owner, as debtor and Rialto, as secured party;
13.	W-9; and
14.	Escrow Letter dated December 16, 2014.

16

Exhibit B-2

Loan Documents – Brunswick Point Seller

1.	Promissory Note dated May 1, 2015 from the Brunswick Point Seller to Rialto Mortgage Finance, LLC, as lender (“Rialto”), in the original principal amount of $19,000,000.00;
2.	Loan Agreement dated May 1, 2015 between the Brunswick Point Seller and Rialto;
3.

Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement, dated May 1, 2015 by Brunswick Point Seller to Harbor City Title Insurance Agency of NC, Inc., as trustee for the benefit of Rialto;

4.	Guaranty of Recourse Obligations dated as of May 1, 2015 by Matthew A. Sharp and J. David Kelsey (collectively, the “Guarantor”) for the benefit of Rialto;
5.	Environmental Indemnity Agreement dated as of May 1, 2015 by Brunswick Point Seller and Guarantor in favor of Rialto;
6.	Assignment of Leases and Rents dated May 1, 2015 by Brunswick Point Seller to Rialto;
7.	Assignment of Management Agreement and Subordination of Management Fees dated May 1, 2015 by Brunswick Point Seller to Rialto, consented and agreed to by Hamilton Point Property Management LLC;
8.	Assignment and Assumption of Leases and Contracts dated May 1, 2015 by and between Brunswick Point Seller and Hunterstone Apartments LLC (“Hunterstone Apartments”);
9.	Bill of Sale and Assignment dated May 1, 2015 from Hunterstone Apartments to Brunswick Point Seller;
10.	Certificate of Non-foreign Status of Transferor executed by Hunterstone Apartments;
11.	Certification (1099) Internal Revenue Service North Carolina Department of Revenue dated April 29, 2015 executed by Hunterstone Apartments;
12.	Estoppel Certificate dated April 28, 2015 by Westgate Master Multi-Family Association, Inc.;
13.	Cash Management Agreement dated May 1, 2015 between Brunswick Point Seller and Rialto;
14.	Restricted Account Agreement (Springing Cash Management Account) dated May 1, 2015 by and among Brunswick Point Seller, Rialto and Wells Fargo Bank, National Association;
15.	Deposit Account Control Agreement (Springing Lockbox) dated May 1, 2015 by and among Brunswick Point Seller, Rialto and Wells Fargo Bank, National Association;
16.	Borrower’s Certification dated May 1, 2015 by Brunswick Point Seller;
17.	Post-Closing Agreement dated May 1, 2015 by Brunswick Point Seller and Hunterstone Apartments;
18.	(2) Two UCC-1 Financing Statements naming Brunswick Point Seller as debtor and Rialto, as secured party;

17

19.	W-9;
20.	Escrow Letter dated April 30, 2015;

21.	Affidavit of Independent Director executed by Ephraim A. Stern; and

22.	Notice to Tenants dated May 1, 2015 executed by Hunterstone Apartments and Brunswick Point Seller.

18

Exhibit B-3

Loan Documents – Creekside Seller

1.	Promissory Note dated December 23, 2014 from the Creekside Seller to Rialto Mortgage Finance, LLC, as lender (“Rialto”), in the original principal amount of $23,500,000.00;
2.	Loan Agreement dated December 23, 2014 between Creekside Seller and Rialto;
3.	Deed to Secure Debt, Assignment of Leases and Rents, Fixture Filing and Security Agreement, dated December 23, 2014 by Creekside Seller to Rialto;
4.	Guaranty of Recourse Obligations dated as of December 23, 2014 by Matthew A. Sharp and J. David Kelsey (collectively, the “Guarantor”) for the benefit of Rialto;
5.	Environmental Indemnity Agreement dated as of December 23, 2014 by Creekside Seller and Guarantor in favor of Rialto;
6.	Assignment of Leases and Rents dated December 23, 2014 by Creekside Seller to Rialto;
7.	Assignment of Management Agreement and Subordination of Management Fees dated December 23, 2014 by Creekside Seller to Rialto, consented and agreed to by Hamilton Point Property Management LLC;
8.	Assignment and Assumption of Leases dated December 23, 2014 by and between Creekside Seller and Turnberry Gardens Associates, LLC (“Turnberry”);
9.	Assignment and Assumption of Service Contracts dated December 23, 2014 by and between Creekside Seller and Turnberry;
10.	Bill of Sale December 23, 2014 by Turnberry in favor of Creekside Seller;
11.	FIRPTA Certificate dated December 23, 2014 executed by Turnberry;
12.	Notice to Tenants dated December 23, 2014 executed by Turnberry;
13.	Seller’s Certificate Regarding Rent Roll executed by Turnberry (missing rent roll);
14.	Affidavit of Independent Director executed by Aaron Sheklin;
15.	Affidavit of Independent Director executed by Ephraim A. Stern;
16.	Cash Management Agreement dated December 23, 2014 between Creekside Seller and Rialto;
17.	Restricted Account Agreement (Springing Cash Management Account) dated December 23, 2014 by and among Creekside Seller, Rialto and Wells Fargo Bank, National Association;
18.	Deposit Account Control Agreement (Springing Lockbox) dated December 23, 2014 by and among Creekside Seller, Rialto and Wells Fargo Bank, National Association;
19.	Borrower’s Certification dated December 23, 2014 by Creekside Seller;
20.	Closing Certificate dated December 23, 2014 executed by Turnberry

19

21.	(2) Two UCC-1 Financing Statements naming Creekside Seller, as debtor and Rialto, as secured party;
22.	W-9;
23.	Escrow Letter dated December 23, 2014;

24.	Limited Warranty Deed from Turnberry to Creekside Seller; and

25.	Closing Statement dated December 23, 2014.

20

EXHIBIT C

Defeased Loans

Property Owner	Original Principal Amount	Original Lender	Origination Date	Maturity Date
Live Oak Trace Seller	$12,720,000.00	Rialto Mortgage Finance, LLC	July 12, 2013	August 6, 2018
Tides Seller	$6,850,000.00	Rialto Mortgage Finance, LLC	September 9, 2015	September 6, 2020
Kensington Property Owner	$12,000,000.00	Rialto Mortgage Finance, LLC	October 24, 2014	November 6, 2019
Schirm Farms Property Owner	$12,000,000.00	Starwood Mortgage Capital LLC	July 18, 2014	August 6, 2019
Cherry Grove Seller	$10,600,000.00	Rialto Mortgage Finance, LLC	July 31, 2014	August 6, 2019
Riverchase Property Owner	$12,000,000.00	Rialto Mortgage Finance, LLC	May 1, 2015	May 6, 2020

21

EXHIBIT D-1

DEED – BRUNSWICK POINT

NORTH CAROLINA SPECIAL WARRANTY DEED

Excise Tax:  $

Parcel Identifier No._________   Verified by County on the day of ______, 2014

By:

Mail after recording to:

Prepared by:

THIS DEED made this day of _______, 2017 by and between

GRANTOR	GRANTEE

Enter in appropriate block for each party:  name, address, and, if appropriate, character of entity, e.g. corporation or partnership.

The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt and sufficiency of which are hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, all that certain lot or parcel of land situated in the City of Calabash, Brunswick County, North Carolina and more particularly described as follows:

SEE EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.

The property hereinabove described was acquired by Grantor by instrument recorded in Book [___], Page [___].

TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple.

And the Grantor covenants with the Grantee, that Grantor has done nothing to impair such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, other than the following exceptions:

SEE EXHIBIT B ATTACEHD HERETO AND INCORPORATED HEREIN BY REFERENCE.

IN WITNESS WHEREOF, the Grantor has duly executed the foregoing as of the day and year first above written.

22

By:
Print Name: Title:

State of ______________

County of ______________

I, _______________________________the undersigned Notary Public of the County of Montgomery and State of Pennsylvania, certify that ________________, ____________ of __________________ a Delaware limited liability company,  personally appeared before me this day and acknowledged the due execution of the foregoing instrument for the purposes therein expressed. Witness my hand and Notarial stamp or seal this day of _________ _______, 2017.

(Seal)Notary’s Printed Name

My Commission Expires:

23

Exhibit A to Special Warranty Deed

Description of Land

Exhibit B to Special Warranty Deed

Permitted Exceptions

1.

Taxes for the current year that are not yet due and payable and subsequent years, and all applicable zoning and other land use regulations or restrictions of any political subdivision or agency in which the Property is situated; provided, however, that such reference shall not operate to reimpose same.

[INSERT PERMITTED EXCEPTIONS]

24

EXHIBIT D-2

DEED-CHERRY GROVE

STATE OF SOUTH CAROLINA)TITLE TO REAL ESTATE

)(LIMITED WARRANTY DEED)

COUNTY OF ___________)

KNOW ALL MEN BY THESE PRESENTS, that ____________________, a ________________ (hereinafter whether singular or plural referred to as the “Grantor”) in consideration of Five and No/100 Dollars ($5.00) and other valuable consideration, to the Grantor in hand paid at or before the sealing and delivery of these presents by _________________, a ________________ (hereinafter referred to as the “Grantee”) in the State aforesaid, the receipt and sufficiency whereof are hereby acknowledged, has granted, bargained, sold and released, and by these presents does grant, bargain, sell and release unto the Grantee, the real estate (the “Premises”) described as follows:

See Exhibit A attached hereto and incorporated herein by reference.

The conveyances made by each of the entities constituting Grantor are made to the extent of each of their applicable undivided interest in the Premises.

For informational purposes only, the street address of the Premises is _________________________.

GRANTEE’S MAILING ADDRESS: For the purpose of this deed Grantee’s mailing address is:

____________________

____________________

TOGETHER with all and singular, the rights, members, hereditaments and appurtenances to the said Premises belonging or in any way incident or appertaining, including but not limited to all improvements of any nature located on the Premises and all easements and rights‑of‑way appurtenant to the Premises.

SUBJECT TO those matters listed on Exhibit B attached hereto (the “Permitted Exceptions”).

TO HAVE AND TO HOLD all and singular the Premises unto the Grantee, its Successors and Assigns forever.

And the Grantor does hereby bind itself, its successors and assigns, executors, administrators and other lawful representatives, to warrant and forever defend all and singular the Premises unto the Grantee, its

25

successors and assigns, against the Grantor and against the Grantor’s successors and assigns lawfully claiming, or to claim, the same or any part thereof, by and through each of the entities constituting Grantor, as applicable, but no others and not otherwise.

The masculine singular pronouns used throughout this document shall be read as the masculine, feminine or neuter form of pronoun (in singular or plural) as the context shall require.  In addition, the word “Heirs” shall be read as “Successors” in reference to any grantor or grantee which is not an individual.

(continued on next page)

26

WITNESS the Hand and Seal of the Grantor this          day of                        , 2017.

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF: _______________________________ WITNESS Its:______________________________ _______________________________ WITNESS	GRANTOR: ___________________________, a _________________________ By:________________________ ________________________ ________________________

State of _____________        )

§

County of ___________________ )

On this _____ day of _____________, 2017, personally appeared before me

____________, whose identity is personally known to me (or proven on the basis of satisfactory evidence) and who by me duly sworn/affirmed, did say he is the _______________ of __________________, a _________________ and that said document was signed by him/her on behalf of said ________________________.

_______________________________________

27

EXHIBIT D-3

DEED – CREEKSIDE

This Instrument prepared

without the benefit of a survey, or a title search, by

and after recording return to:

Neil O’Halloran

O’Halloran Ryan LLP

275 Madison Avenue, 36th Floor

New York, New York 10016

STATE OF GEORGIA)

DEKALB COUNTY )

limited WARRANTY DEED

THIS INDENTURE, made this ___ day of __________, 2017, by HPI CREEKSIDE LLC, a Delaware limited liability company, whose address is c/o Hamilton Point Investments LLC, 2 Huntley Road, Old Lyme, CT 06371 (hereinafter referred to as "Grantor"), to INDEPENDENCE REALTY OPERATING PARTNERSHIP, a Delaware limited liability company, whose address is [______________________] (hereinafter referred to as "Grantee").

WITNESSETH that: Grantor, for and in consideration of the sum of TEN DOLLARS AND OTHER GOOD AND VLAUABLE CONSIDERATIONS ($10.00) DOLLARS in hand paid at and before the sealing and delivery of these presents, the receipt, adequacy and sufficiency whereof are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto the said Grantee,

ALL THAT CERTAIN PARCEL OF LAND DESCRIBED ON ATTACHED EXHIBIT A, TOGETHER WITH ALL IMPROVEMENTS THEREON AND APPURTENANCES THEREUNTO BELONGING.

This conveyance is made subject to those matters listed on Exhibit "B" attached hereto (collectively, the "Permitted Encumbrances").

TO HAVE AND TO HOLD the said tract or parcel of land, with all and singular the rights, members, easements and appurtenances thereof, and all of Grantor’s right, title and interest in any public rights of way adjoining  such land, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of the said Grantee forever in FEE SIMPLE.

AND THE SAID Grantor will warrant and forever defend the right and title to the above described property unto the said Grantee against the claims of persons holding by, through, or under the Grantor.

28

[SEE ATTACHED SIGNATURE PAGE]

IN WITNESS WHEREOF, Grantor has hereunto caused this Deed to be executed under seal by its duly authorized representative as of the date and year first above written.

GRANTOR:

HPI CREEKSIDE LLC, a Delaware limited liability company

By: ___________________________________
Name: _______________________

Title:  _______________________

Signed, sealed and delivered

in the presence of:

Unofficial Witness

Notary Public

My commission expires:

(NOTARIAL SEAL)

[Exhibit A and Exhibit B to be added]

29

EXHIBIT D-4

DEED – LIVE OAK

STATE OF LOUISIANA

PARISH OF [____________]

SPECIAL WARRANTY DEED

BE IT KNOWN, that before us, the undersigned Notaries Public, duly qualified and commissioned in and for the jurisdictions below mentioned, on the dates below described, and in the presence of the undersigned competent witnesses, personally came and appeared:

[___________________]

hereafter referred to as “SELLER,” who declared that for the price of [___________________________] DOLLARS, cash, receipt of which is acknowledged, Seller hereby sells, transfers, conveys, sets over and assigns unto:

[___________________]

hereafter referred to as “BUYER,” the possession of which Buyer acknowledges, the following described property located in Calcasieu Parish, Louisiana, to-wit:

[LEGAL TO BE ADDED]

TO HAVE AND TO HOLD the above described premises unto Buyer, its successors and assigns forever, and Seller does hereby bind itself, its successors and assigns to forever warrant and defend said premises unto Buyer, its successors and assigns~~,~~ against the lawful claims of any person now claiming~~,~~ or to claim the same~~,~~ or any part thereof by through or under Seller, but not otherwise, but with full substitution and subrogation in and to all the rights and actions of warranty that Seller has or may have against all preceding owners and vendors, subject only to the Permitted Encumbrances.

In addition, Seller hereby conveys to Buyer, for the same consideration set forth above and subject to the same consideration set for the above and subject to the Permitted Encumbrances, all of Seller’s right, title and interest, if any, in and to adjacent streets, alleys, rights-of-way and strips and gores of land abutting or adjoining the Property.

THE PROPERTY, TOGETHER WITH ALL SERVITUDES, IMPROVEMENTS, STRUCTURES, AND FIXTURES SITUATED THEREIN OR THEREON, ARE CONVEYED TO BUYER “AS IS” AND WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, BUT FREE AND CLEAR OF ANY AND ALL ENCUMBRANCES. BUYER ACKNOLWEDGES THAT IN CONSIDERATION FOR THE PROPERTY BEING SOLD AND PURCHASED “AS IS,” BUYER DOES HEREBY RELIEVE AND RELEASE SELLER FOR ANY CLAIMS OR CAUSES OF ACTION FOR RESCISSION OR REDUCTION OF PURCHASE PRICE, OR FOR ANY OTHER ACTION IN REDHIBITION PURSUANT TO LOUISIANA CIVIL CODE ARTICLE 2520, ET SEQ., AND LOUISIANA CIVIL CODE ARTICLE 2541, ET SEQ. ADDITIONALLY, BUYER ACKNOWLEDGES THAT THIS SALE IS MADE WITHOUT

1

WARRANTY OF FITNESS FOR ORDINARY OR PARTICULAR USE, PURSUANT TO LOUISIANA CIVIL CODE ARTICLE 2524.  HOWEVER, SELLER HEREBY SUBROGATES BUYER IN AND TO ALL RIGHTS AND ACTIONS IN WARRANTY THAT SELLER HAS OR MAY HAVE AGAINST PREVIOUS OWNERS AND VENDORS OF THE PROPERTY.

The Property is being transferred and conveyed subject to the “Permitted Encumbrances” described on Exhibit “A,” attached hereto and made a part hereof.

Taxes for the year [____] have been prorated between Buyer and Seller, as of the date of execution below, based on the assessments for the year [____] and may be adjusted by Buyer and Seller upon the filing of the current tax rolls.  Taxes for all prior years have been paid by Seller.

All parties signing the within instrument have declared themselves to be of full legal capacity.

Further, by signing this instrument, Buyer acknowledges that Buyer is not acting, directly or indirectly, for or on behalf of, any person, group, entity or nation names in the United States Treasury Department as an entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.

All agreements and stipulations herein, and all the obligations herein assumed shall inure to the benefit of and be binding upon the heirs, successors, and assigns of the respective parties, and the Buyer, his heirs and assigns shall have and hold the described property in full ownership forever.

This Special Warranty Deed is executed to be effective as of the ___day of [______], 2017.

THUS DONE AND SIGNED in the City of _________________________, State of _____________________, on this ______ day of ______, 2017 in the presence of me, Notary Public, and the following competent witnesses.

WITNESSES:SELLER:

[_____________________]

_________________________________________________________________________________

Print Name:___________________________By:

Its:

_________________________________________

Print Name:___________________________

_________________________________________

NOTARY PUBLIC

2

THUS DONE AND SIGNED in the City of _________________________, State of _____________________, on this ______ day of ______, 2017, in the presence of me, Notary Public, and the following competent witnesses.

WITNESSES:BUYER:

_________________________________________________________________________________

Print Name:___________________________By:

Its:

_________________________________________

Print Name:___________________________

_________________________________________

NOTARY PUBLIC

Exhibit “A”

Permitted Encumbrances

3

EXHIBIT D-5

DEED-TIDES AND TIDES VACANT LAND

NORTH CAROLINA SPECIAL WARRANTY DEED

Excise Tax:  $

Parcel Identifier No._________   Verified by County on the day of ______, 2017

By:

Mail after recording to:

Prepared by:

THIS DEED made this day of _______, 2017 by and between

GRANTOR	GRANTEE

Enter in appropriate block for each party:  name, address, and, if appropriate, character of entity, e.g. corporation or partnership.

The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, all that certain lot or parcel of land situated in the City of Calabash, Brunswick County, North Carolina and more particularly described as follows:

SEE EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.

The property hereinabove described was acquired by Grantor by instrument recorded in Book [___], Page [___].

TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple.

4

And the Grantor covenants with the Grantee, that Grantor has done nothing to impair such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, other than the following exceptions:

SEE EXHIBIT B ATTACEHD HERETO AND INCORPORATED HEREIN BY REFERENCE.

IN WITNESS WHEREOF, the Grantor has duly executed the foregoing as of the day and year first above written.

By:
Print Name: Title:

State of ______________

County of ______________

I, _______________________________the undersigned Notary Public of the County of Montgomery and State of Pennsylvania, certify that ________________, ____________ of __________________ a Delaware limited liability company,  personally appeared before me this day and acknowledged the due execution of the foregoing instrument for the purposes therein expressed. Witness my hand and Notarial stamp or seal this day of _________ _______, 2017.

(Seal)Notary’s Printed Name

My Commission Expires:

5

Exhibit A to Special Warranty Deed

Description of Land

Exhibit B to Special Warranty Deed

Permitted Exceptions

Taxes for the current year that are not yet due and payable and subsequent years, and all applicable zoning and other land use regulations or restrictions of any political subdivision or agency in which the Property is situated; provided, however, that such reference shall not operate to reimpose same.

[INSERT PERMITTED EXCEPTIONS]

6

EXHIBIT E

Form of Assignment of Leases

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Lease Assignment”) is executed as of ________________, 2017 by and between , LLC, a Delaware limited liability company (“Assignor”), and _____________ (“Assignee”).

Background

Assignor has this day conveyed to the Assignee the real property located in ____________ [___________] and more particularly described in Exhibit A hereto (the “Premises”) pursuant to that certain Purchase and Sale Agreement, dated _________ __, 2017, by and between Assignor and Assignee (the “Agreement”), and, in connection with the conveyance of the Premises, Assignor and Assignee intend that Assignor’s right, title, interests, powers, and privileges in and under all leases and security deposits affecting the Premises and other matters stated herein be assigned and transferred to Assignee.

Agreement

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Leases.  Assignor hereby transfers and assigns to Assignee all of Assignor’s right, title and interest as landlord or otherwise in the leases with the tenants covering the Premises, as described on the  rent roll attached as Exhibit B hereto and made a part hereof and any guaranties of any such leases (the “Leases”).  By executing this Lease Assignment, Assignee hereby accepts, assumes and agrees to perform all of the terms, obligations, covenants and conditions of the Leases on the part of the landlord therein required to be performed, from and after the date hereof, but not prior thereto. Assignor has assigned or provided a credit to Assignee for all security deposits held by the Assignor relative to the Leases, and Assignee shall fund and hold such deposits as may be required by the Leases and by law (the “Security Deposits”).

2.Mutual Indemnification.  Assignor shall indemnify and hold Assignee harmless from and against any and all damages, claims, liabilities, costs (including reasonable attorney’s fees), expenses and causes of action which may arise and accrue from or under the Leases and that are attributable to a default by Assignor in the performance of its obligations under the Leases during the period of time Assignor owned the Premises that are discovered within nine (9) months following the date of this Lease Assignment, but only if Assignee files an action to enforce the foregoing indemnity within ninety (90) days after such discovery.  Assignee shall indemnify and hold Assignor harmless from and against any and all damages, claims, liabilities, costs (including reasonable attorney’s fees), expenses and causes of action which may arise and accrue from or under any of the Leases and that are attributable to periods of time on or after the date hereof, regardless of when same are discovered or asserted, but only if Assignor files an action to enforce the foregoing indemnity within ninety (90) days after such discovery.

3.Further Assurances.  Assignor and Assignee agree to take all further actions and execute, acknowledge and deliver all further documents that are reasonably necessary or useful in carrying out the purposes hereof.

4.Successors and Assigns.  This Lease Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

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5.Governing Law.  This Lease Assignment shall be construed and enforced in accordance with and governed by the internal laws of the State of [_____].

[The balance of this page is intentionally left blank]

8

IN WITNESS WHEREOF, this Lease Assignment has been duly signed and sealed by the parties as of the date set forth above.

ASSIGNOR:

By:

Title:

Date of Execution:

ASSIGNEE:

By:

Title:

Date:

9

EXHIBIT A
(to Assignment and Assumption of Leases)

EXHIBIT B
(to Assignment and Assumption of Leases)

10

EXHIBIT F

Form of Assignment of Contracts

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Contract Assignment”) is executed as of ________________, 2017 by and between _______________________, LLC, a Delaware limited liability company (“Assignor”), and _____________ (“Assignee”).

Background

Assignor has this day conveyed to the Assignee the real property located in ____________ and more particularly described in Exhibit A hereto (the “Premises”) pursuant to that certain Purchase and Sale Agreement, dated ________ __, 2017, by and between Assignor and Assignee (the “Agreement”), and, in connection with the conveyance of the Premises, Assignor and Assignee intend that Assignor’s right, title, interests, powers, and privileges in and under certain service contracts affecting the Premises and other matters stated herein be assigned and transferred to Assignee.

Agreement

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Contracts.  Assignor hereby transfers and assigns to Assignee all of Assignor’s right, title and interest in the service contracts affecting the Premises that are listed on Exhibit B hereto and made a part hereof (the “Contracts”).  By executing this Contract Assignment, Assignee hereby accepts, assumes and agrees to perform all of the terms, obligations, covenants and conditions of the Contracts on the part of the Assignor therein required to be performed, from and after the date hereof, but not prior thereto.

2.Mutual Indemnification.  Assignor shall indemnify and hold Assignee harmless from and against any and all damages, claims, liabilities, costs (including reasonable attorney’s fees), expenses and causes of action which may arise and accrue from or under the Contracts and that are attributable to a default by Assignor in the performance of its obligations under the Contracts during the period of time Assignor owned the Premises that are discovered within nine (9) months following the date of this Assignment, but only if Assignee files an action to enforce the foregoing indemnity within ninety (90) days after such discovery.  Assignee shall indemnify and hold Assignor harmless from and against any and all damages, claims, liabilities, costs (including reasonable attorney’s fees), expenses and causes of action which may arise and accrue from or under any of the Contracts and that are attributable to periods of time on or after the date hereof, regardless of when same are discovered or asserted, but only if Assignor files an action to enforce the foregoing indemnity within ninety (90) days after such discovery.

3.Further Assurances.  Assignor and Assignee agree to take all further actions and execute, acknowledge and deliver all further documents that are reasonably necessary or useful in carrying out the purposes hereof.

4.Successors and Assigns.  This Contract Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

5.Governing Law.  This Contract Assignment shall be construed and enforced in accordance with and governed by the internal laws of the State of [_________].

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IN WITNESS WHEREOF, this Contract Assignment has been duly signed and sealed by the parties as of the date set forth above.

ASSIGNOR:

By:

Title:

Date of Execution:

ASSIGNEE:

By:

Name:

Title:

Date:

12

EXHIBIT A
(to Assignment and Assumption of Contracts)

EXHIBIT B
(to Assignment and Assumption of Contracts)

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EXHIBIT G

Form of Bill of Sale

BILL OF SALE, BLANKET CONVEYANCE

AND ASSIGNMENT

This Bill of Sale, Blanket Conveyance and Assignment (this “Assignment”) is executed by , LLC, a Delaware limited liability company (“Assignor”) to and for the benefit of _______________, a __________________ (“Assignee”).

RECITALS

WHEREAS, concurrently herewith Assignor is conveying to Assignee by [Limited Warranty Deed] of even date herewith that certain real property (the “Property”), more particularly described on Exhibit A attached hereto and incorporated herein for all purposes, pursuant to that certain Purchase and Sale Agreement, dated ________ __, 2017, by and between Assignor and Assignee (the “Agreement”); and

WHEREAS, in connection with the conveyance of the Property, Assignor intends to sell, assign and convey unto Assignee the Assets (defined below).

NOW, THEREFORE, in consideration of the foregoing and Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor and Assignee hereby act and agree as follows:

1.Conveyance.  Assignor does hereby ASSIGN, TRANSFER, CONVEY, SET OVER and DELIVER to Assignee, its successors and assigns all personal property, inventory and supplies now owned by Seller and used exclusively in the maintenance and operation of the Property described on Exhibit A (the “Assets”).  ASSIGNOR SHALL AND WILL WARRANT AND DEFEND ASSIGNEE’S TITLE TO THE ASSETS AGAINST ALL AND EVERY PERSON WHOMSOEVER LAWFULLY CLAIMS ANY PORTION OF THE ASSETS BY, FROM OR UNDER ASSIGNOR BUT AGAINST NO OTHERS.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE, ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHATOSOEVER AS TO THE CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY OF THE ASSETS OR ANY OTHER WARRANTY WITH RESPECT TO THE ASSETS, EXPRESS OR IMPLIED.  ASSIGNEE IS HEREBY ACQUIRING THE ASSETS BASED SOLELY UPON ASSIGNEE’S OWN INDEPENDENT INVESTIGATIONS AND INSPECTIONS OF THE ASSETS AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY ASSIGNOR OR ASSIGNOR’S AGENTS OR CONTRACTORS.  ASSIGNOR HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE ASSETS. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, ASSIGNOR SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING THE ASSETS OR ASSIGNOR’S TITLE THERETO.

2.Counterparts; Governing Law; Successors and Assigns; Authority.  This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.  This Assignment shall be construed and enforced in accordance with and governed by the internal laws of the State of [___________].  This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.  Each of Assignor and Assignee represents and warrants to the other that it is fully

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empowered and authorized to execute and deliver this Assignment, and the individuals signing this Assignment each represent and warrant that he or she is fully empowered and authorized to do so.

IN WITNESS WHEREOF, this Assignment is executed as of this ____ day of _______________, 2017.

ASSIGNOR:

By:

Title:

Date of Execution:

ASSIGNEE:

By:

Title:

Date:

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EXHIBIT H

Due Diligence Items

DELIVERABLES
Utilities
Utility bills for the past 12 months
Utility Account List (names/addresses of provider, account numbers, contact names)
Utility billing program/detail for residents and vacant units
Financial Statements & Reports
Current Rent Roll with charge breakdown by tenant (Excel)
Tenant concession schedule
Operating Statements for YTD and Past 3 Years (Excel)
General Ledgers YTD and Past 3 Years (Excel)
Capital Expenditure Summary for YTD and Past 3 Years
Accounts Payables schedule (Excel)
Accounts Receivables schedule by tenant and charge (Excel)
Payroll schedule (employee, concessions, role, etc.)
Bank statements for the past 12 months
Real Estate Tax Bills & Paid Receipts for the Past Three Years
Personal Property List
Personal Property Tax Returns Filed and supporting property detail
Operating Budgets, if available (Excel)
Property management contract
Market Reports
Property Insurance
Property insurance certificates
Liability insurance certificates
Rent loss and other insurance certificates
Insurance Loss Runs for the Past Five Years - Liability
Insurance Loss Runs for the Past Five Years - Property
Service/Operating Contracts
Vendor List (including name, address, phone number, and contact, etc.)
Service and Operating Contracts (cable, trash, laundry, marketing, etc.)
Service and Operating Invoices (cable, trash, laundry, marketing, etc.)
Termite Contracts along with all Treatment and Bond details
Termite Inspection Reports
Construction Contracts for significant repairs within the last 24 months
Construction Plan Drawings and Specification Books, to be available on site, if any

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Warranties, if any
Commercial Leases, if any
Tenant/Leasing Materials
Tenant Leases and occupancy agreements, to be available on site
Tenant Screening process and metrics
Leasing/Marketing Materials
Property Pictures
Standard form of apartment lease
Third Party Reports/Site Plans
Engineering reports, if available
Environmental reports prepared for the Seller, including asbestos and environmental audits and analyses
ALTA/ACSM As-Built Survey
Site Plan with unit locations identified
Appraisals
Zoning Report
Permits, Licenses & Other Local Government Inspections
Copies of permits and licenses related to or affecting the Property
Certificate of Occupancy, if any
City and Fire Inspection Reports, if any
Legal Documents
Existing title policy and all documents and instruments referenced therein
List of all pending or threatened litigation relating to Seller or the Property
Master Lease, if any
Property Entity Docs, including IRS Form SS-4s for the IN/OH Property Owners
Existing Loan Documentation

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EXHIBIT I

Inventory of Personal Property

1

EXHIBIT J

[INTENTIONALLY OMITTED]

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EXHIBIT K

Form of Assignment and Assumption of Limited Liability Company Interest

[___________________], LLC

THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST ("Assignment") is entered into as of __________, 201_ by and between HPI REAL ESTATE OPPORTUNITY FUND III, LLC, a Delaware limited liability company (“Transferor"), and [_______________], a ____________________ ("Transferee").

RECITALS:

A.[__________________], a [______________] limited liability company (the "LLC"), was formed pursuant to a Limited Liability Company Agreement dated as of _______, 20__ (the "LLC Agreement"), executed by Transferor, as the sole member of the LLC.

B.Transferor desires to assign and transfer one hundred percent (100%) of its [Limited Liability Company Interest] (as such term is defined in the LLC Agreement) in the LLC, as the sole Member (as such term is defined in the LLC Agreement) in the LLC to Transferee and to admit Transferee as a Member of the LLC (the "Transaction").

C.Pursuant to Section [__] of the LLC Agreement, Transferee desires to designate a different principal office for the LLC.

D.Transferee desires to amend, correct, and/or modify certain definitions, references, provisions and/or exhibits to the LLC Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Assignment and the LLC Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.  All terms used herein which have their initial letter capitalized which have been specially defined in the LLC Agreement shall have the same meaning herein as set forth in the LLC Agreement, unless expressly provided otherwise herein.

2.Assignment.  Transferor does hereby assign and transfer unto Transferee one hundred percent (100%) of its Limited Liability Company Interest in the LLC, which Limited Liability Company Interest constitutes the entire ownership interest outstanding in the LLC.  By execution of this Assignment, Transferee intends to become the sole Member of the LLC.  Transferee hereby accepts the assignment and transfer of such Limited Liability Company Interest in the LLC from Transferor, and such Transferee hereby assumes all obligations, responsibilities, duties, liabilities and costs of a Member accruing or becoming due from and after the date hereof.  Transferee is hereby admitted as a Member with respect to the Limited Liability Company Interest so transferred, and from and after the execution and delivery of this Assignment, Transferee shall be the sole Member of the LLC under the LLC Agreement.

3.Principal Office.  Pursuant to Section [__] of the LLC Agreement, the Principal Office of the LLC is hereby relocated to the following address: [_____________________].

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4.Mutual Indemnification.  Transferor shall indemnify and hold Transferee harmless from and against any and all damages, claims, liabilities, costs (including reasonable attorney’s fees), expenses and causes of action which may arise out of the LLC or the Limited Liability Company Interests in connection with events occurring prior to the date hereof, for nine (9) months.  Transferee shall indemnify and hold Transferor harmless from and against any and all damages, claims, liabilities, costs (including reasonable attorney’s fees), expenses and causes of action which may arise out of the LLC or the Limited Liability Company Interests on or after the date hereof.

5.Counterparts.  To facilitate execution, this Assignment may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  It shall not be necessary in making proof of this Assignment to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto.  Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

6.Severability.  Any provision of this Assignment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.Successors and Assigns.  All covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

11.No Amendments.  Except as amended hereby, the LLC Agreement shall not be amended and shall remain in full force and effect in accordance with its terms.

12.Governing Law.  THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MEANS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

[SIGNATURES TO APPEAR ON THE FOLLOWING PAGES]

2

EXECUTED as of the date first above written.

TRANSFEROR:

HPI REAL ESTATE OPPORTUNITY FUND III, LLC, a Delaware limited liability company

By: ___________________________

Name:

Title:

TRANSFEREE:

[_________________________________],

a [___________________]

By:

Name:

Its:

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EXHIBIT L

Form of Survey Affidavit of No Change

[ATTACHED]

1

SURVEY AFFIDAVIT OF NO CHANGE

File No.

THE UNDERSIGNED, having been duly sworn on oath, makes the following representations to and for the benefit of Land Services USA, Inc. and its underwriter (the “Company”):

1.	That the undersigned owner (“Owner”) is the owner of the property commonly known as , and more fully described on Commitment File No. _________ issued by Land Services USA, Inc., (the “Property”).
2.

That attached hereto and made a part of this affidavit is An ALTA/ACSM Land Title Survey (the “Survey”) of the Property prepared on Owner’s behalf by _________________ dated __________________ which Owner obtained at the time of their purchase or last refinance of the property.

3.	That the Survey as presented has not been altered in any detail since its completion and delivery by the registered surveyor or professional land surveyors;
4.	That, to the knowledge of the undersigned, there have been no physical changes to the improvements on the Property that would create a variation from the improvements as shown on the Survey;
5.	That the Owner has not built or relocated any fence, fences, driveways, walkways, buildings or accessory structure on the Property since the date of the Survey;
6.

That, to the knowledge of the undersigned, adjoining property owners have not built or relocated any fence, fences, driveways, walkways, buildings or accessory structures along or adjacent to the Property since the date of the Survey;

7.	That no party is adversely holding or occupying any portion of the Property;
8.	That no party has made any claim against any portion of the Property or is maintaining that said party owns any portion of the Property;
9.	That there have been no physical changes in the boundary lines of the Property as shown on the Survey.

THIS AFFIDAVIT IS GIVE TO INDUCE LAND SERVICES USA, INC., FOR ITSELF AND ITS UNDERWRITER (the “Insurer”) TO ISSUE ITS COMMITMENT OF TITLE INSURANCE AND ITS FINAL LENDER’S POLICY OF TITLE INSURANCE WITHOUT A SURVEY EXCEPTION AND WITHOUT THE NECESSITY OF THE OWNER(S) OBTAINING A NEW SURVEY.

Owner hereby jointly and severally agree to indemnify and hold Company harmless of and from any and all loss, cost, damage, and expense of every kind, including attorney's fees, which said Company shall or may suffer or incur or become liable for under its said policy or policies directly or indirectly, due to its reliance on the accuracy of the foregoing statements or in connection with its enforcement of its rights under this agreement.

Sworn, subscribed and acknowledged before me this ____ day of ______________, 20__		,

By:
Notary Public		Name:
My Commission expires:		Title:

/- .	-2-

EXHIBIT M

Form of Non-Imputation Affidavit

[ATTACHED]

1

Non-Imputation Affidavit - LLC

[This Non-Imputation Affidavit is used in membership acquisition transactions wherein an owner's title insurance policy is to be issued to the LLC subject to acquisition and the purchaser of its membership interest.]

Non-Imputation Affidavit - LLC

State of ]

]ss

County of ]

The undersigned, after being first duly sworn, states as follows:

1.

The undersigned are all of the members of ______________________, a ___________________ limited liability company, hereinafter referred to as "the LLC," which owns the properties described in Exhibit A hereof, hereinafter referred to as "the Properties."

2.

The undersigned have requested that First American Title Insurance Company, hereinafter referred to as "First American" include a non-imputation endorsement as part of a title insurance policy to be issued in connection with the acquisition of some or all of the membership interest of the LLC by ____________________________, hereinafter referred to as "the Membership Purchaser." The purpose of the non-imputation endorsement is to assure the LLC and the Membership Purchaser that First American will not deny liability under the title insurance policy on the grounds that the LLC and/or the Membership Purchaser had knowledge of any matter solely by reason of notice thereof being imputed to it through the undersigned by operation of law.

3.

To the best of the knowledge of the undersigned, there exists no unrecorded deed, land contract, lease, option to purchase, mortgage, deed of trust, judgment lien, tax lien, agreement or other instrument or encumbrance affecting title to any of the Properties, other than the following:

[List matters here or insert the word "none."]

4.

Neither the LLC nor its members, managers or officers have done anything to create any deed, land contract, lease, option to purchase, mortgage, deed of trust, judgment lien, tax lien, agreement or other instrument or encumbrance affecting title to any of the Properties, other than the following:

[List matters here or insert the word "none."]

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5.	There exists no litigation nor threatened litigation against the LLC which purports to affect the Properties.
6.

An independent examination of the business records of the LLC would reveal that the records are complete and in good order and would not disclose or suggest the existence of any unrecorded legal or equitable interests in the Properties.

7.

The LLC has sufficient assets, excluding the value of the Properties, to satisfy all unrecorded debts, demands or equities created, suffered or permitted by the LLC and the transaction pursuant to which the Membership Purchaser acquires all or part of the membership interest of the LLC will not render the LLC insolvent nor is such membership transfer a fraudulent transfer under the bankruptcy laws of the United States or any similar creditors' rights law.

8.

The undersigned make this affidavit for the purpose of inducing First American to include the non-imputation endorsement as described in Paragraph 2 with the knowledge that First American would not issue such non-imputation endorsement without having first received this affidavit and will rely on the assurances and representations made herein.

9.

That the undersigned acknowledge that they have read the foregoing and fully understand the legal ramifications of any misrepresentation and/or untrue statements made herein and hereby indemnify and hold First American harmless against any liability occasioned by reason of its reliance on the statements made herein.

Each of the undersigned certify under penalty of perjury that the foregoing is true and correct.

______________________________ ______________________________

Name Date Name Date

______________________________ ______________________________

Name Date Name Date

______________________________ ______________________________

Name Date Name Date

______________________________ ______________________________

Name Date Name Date

Subscribed and sworn to before me this _____ day of ______________, 19_____.

______________________________

Notary Public

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My Commission Expires:__________________

4

EXHIBIT N

Form of Auditor Representation Letter

[Seller’s Letterhead]

[Date]

CohnReznick LLP

1900 Avenue of the Stars

28th Floor

Los Angeles, CA  90067

This representation letter is provided in connection with your audits of the Statement of Revenue and Certain Expenses (the “combined financial statement”) of the nine multi-family properties located in Georgia, Indiana, Louisiana, North Carolina, Ohio and South Carolina (the “HPI Portfolio”), for the year ended December 31, 2016, and the related notes to the combined financial statement, for the purpose of expressing an opinion as to whether the combined financial statement presents fairly, in all material respects, the results of operations of the HPI Portfolio in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. We confirm that we are responsible for the fair presentation in the combined financial statement of the results of operations in conformity with U.S. GAAP.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement. An omission or misstatement that is monetarily small in amount could be considered material as a result of qualitative factors.

We confirm, to the best of our knowledge and belief, as of the date of this letter, the following representations made to you during your audit.

Financial Statements

1.	We have made available to you all financial records and related data.
2.

We acknowledge our responsibility for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statement that are free from material misstatement, whether due to fraud or error.

3.	We acknowledge our responsibility for the design, implementation, and maintenance of internal control to prevent and detect fraud.
4.	Significant assumptions we used in making accounting estimates are reasonable.
5.	Related party relationships and transactions have been appropriately accounted for and disclosed in accordance with the requirements of U.S. GAAP.
6.	All events subsequent to the date of the combined financial statement and for which U.S. GAAP requires adjustment or disclosure have been adjusted or disclosed.

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7.	The effects of all known actual or possible litigation, claims, and assessments have been accounted for and disclosed in accordance with U.S. GAAP.
8.	Material concentrations have been properly disclosed in accordance with U.S. GAAP.
9.	Guarantees, whether written or oral, under which the company is contingently liable, have been properly recorded or disclosed in accordance with U.S. GAAP.

Information Provided

10.	We have provided you with:
o	Access to all information, of which we are aware, that is relevant to the preparation and fair presentation of the combined financial statement, such as records, documentation, and other matters.
o	Additional information that you have requested from us for the purpose of the audit.
o	Unrestricted access to persons within the entity from whom you determined it necessary to obtain audit evidence.
11.	All material transactions have been recorded in the accounting records and are reflected in the combined financial statement.
12.	We have disclosed to you the results of our assessment of the risk that the combined financial statement may be materially misstated as a result of fraud.
13.	There have been no communications from regulatory agencies concerning noncompliance with, or deficiencies in, financial reporting practices pertaining to the HPI Portfolio.
14.	We have no knowledge of any fraud or suspected fraud that affects the entity and involves:
o	Management,
o	Employees who have significant roles in internal control, or
o	Others where the fraud could have a material effect on the financial statements.
15.	We have no knowledge of any allegations of fraud or suspected fraud affecting the entity’s combined financial statement communicated by employees, former employees, analysts, regulators, or others.
16.	We have no knowledge of any instances of noncompliance or suspected noncompliance with laws and regulations whose effects should be considered when preparing the combined financial statement.
17.	We have disclosed to you all known actual or possible litigation, claims, and assessments whose effects should be considered when preparing the combined financial statement.
18.	We have disclosed to you the identity of the entity’s related parties and all the related party relationships and transactions of which we are aware.
19.

The company has satisfactory title to all owned assets as of the date of the combined financial statement, and there are no liens or encumbrances on such assets nor has any asset been pledged as collateral.

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Bart D. Giustina, CFO
Steve Montville, Controller

iii

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